UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HERBALIFE LTD.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026
Proxy Statement

Herbalife
Herbalife

Herbalife

Herbalife Ltd. 2026 Proxy Statement

Annual General Meeting of Shareholders

Our 2026 Annual General Meeting of Shareholders
will be held on Thursday, April 30, 2026, at 8:30 a.m., Pacific Daylight Time, at

800 W. Olympic Blvd., Suite 406

Los Angeles, CA 90015

Admission requirements

See Part 1 – “Information concerning solicitation and voting” for details on admission requirements to attend the Annual General Meeting.

Proxy voting options

Your vote is important!

All shareholders are cordially invited to attend the Annual General Meeting. However, in order to assure your representation at the Annual General Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form.

Proxies submitted by mail, the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2026.

Vote by internet

www.envisionreports.com/HLF

24 hours a day / 7 days a week

Instructions:

1. Go to: www.envisionreports.com/HLF.

2. Follow the steps outlined on the secure website.

Vote by telephone

1.800.652.VOTE (8683) via touch tone phone

toll-free within the USA, US territories & Canada 24 hours a day / 7 days a week

Outside the USA, US territories & Canada, call 1.781.575.2300 via a touch tone phone. Standard rates will apply.

Instructions:

1. Call toll-free 1.800.652.VOTE (8683) within the USA, US territories & Canada. Outside the USA, US territories & Canada, call 1.781.575.2300.

2. Follow the instructions provided by the recorded message.

Herbalife Ltd.

Notice of Annual General Meeting of Shareholders
Date:	Thursday, April 30, 2026
Time:	8:30 a.m., Pacific Daylight Time
Place:	800 W. Olympic Blvd., Suite 406 Los Angeles, CA 90015
Record date:	March 9, 2026
Proxy voting:

All shareholders are cordially invited to attend the Annual General Meeting. See Part 1 — “Information concerning solicitation and voting” for details on admission requirements to attend the Annual General Meeting. Each shareholder may appoint only one proxy holder or representative, who need not be a shareholder of the Company, to attend the meeting and vote on his or her behalf.

However, to assure your representation at the Annual General Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form provided to you.

Items of business:

1. Elect each of the 11 director nominees named in the Proxy Statement to the Board of Directors to serve until the 2027 annual general meeting of shareholders of the Company or until their successors are duly elected and qualified;

2. Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

3. Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

Shareholders will also transact such other business as may properly come before the Annual General Meeting and at any adjournments or postponements of the Annual General Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 9, 2026 are entitled to notice of, and to vote at, the Annual General Meeting and any subsequent adjournment(s) or postponement(s) thereof.

Availability of materials:

On or about March 17, 2026, we began mailing a Notice of Internet Availability of Proxy Materials to our shareholders. The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview.com/HLF.

NOTICE IS HEREBY GIVEN that the 2026 Annual General Meeting of Shareholders of Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability, will be held on Thursday, April 30, 2026 at 8:30 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

Sincerely,

HENRY C. WANG

Chief Legal Officer and Corporate Secretary

Los Angeles, California

March 17, 2026

Proxy statement summary and highlights

The following is a summary of certain key disclosures in our Proxy Statement. This is only a summary, and it does not contain all the information that is important to you. For more complete information, please review the Proxy Statement as well as our 2025 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. References to “Herbalife,” “the Company,” “we,” “us” or “our” refer to Herbalife Ltd.

Proposals to be Voted on and Board Voting Recommendations
	Proposals	More Information	Board’s Voting Recommendation
Proposal 1	Election of Directors	Page 17	FOR EACH NOMINEE

Proposal 2	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	Page 26	FOR

Proposal 3	Ratification, on an advisory basis, of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026	Page 27	FOR

2026 Director Nominees

Name	Independent	Committees
		Audit	Compensation	Nominating and Corporate Governance	Sustainability
Michael O. Johnson (Executive Chairman and Chairman of the Board)
Richard H. Carmona				Chair
Lynda Cloud				●
Sophie L’Hélias		●			Chair
Michael J. Levitt
Rodica Macadrai					●
Perkins Miller		●
Juan Miguel Mendoza					●
Don Mulligan		Chair	●
Maria Otero			Chair	●	●
Des Walsh
Proxy statement summary and highlights

Corporate Governance Highlights

  All director seats stand for election annually

  Independent lead director with clearly defined duties and responsibilities

  One vote per share

  Majority voting standard for uncontested director elections

  Sustainability Committee provides direct board oversight of environmental and social sustainability

  Robust share ownership guidelines for directors and named executive officers

  Annual board and committee assessments

Executive Compensation Highlights

  Incentive design links pay outcomes to Company share price performance and against preset goals

  Balanced mix between fixed and variable compensation and short- and long-term incentives

  Annual say-on-pay advisory vote

  Compensation risk assessment

  Robust share ownership guidelines for named executive officers

  “Double trigger” change in control

  Clawback policy applicable to Section 16 officers applicable to cash and equity incentives

  Anti-hedging and anti-pledging policies applicable to all employees

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Proxy statement summary and highlights

Proxy Statement table of contents

Part 1. Our annual general meeting of shareholders
Information concerning solicitation and voting	1
Part 2. Corporate governance
Director independence	5
Board meetings and attendance	6
Board leadership	6
Annual Board and committee assessment process	7
The Board’s role in risk oversight	7
Compensation risk assessment	7
Sustainability highlights	8
Compensation to directors	10
2025 Director Compensation Table	11
Share ownership guidelines	12
Shareholder outreach	13
Communications with the Board	13
Director orientation and continuing education	13
Committees of the Board	14
Compensation committee interlocks and insider participation	16
Part 3. Proposals to be voted on at the meeting
Proposal 1: The election of directors	17
Proposal 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers	26
Proposal 3: Ratification, on an advisory basis, of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	27
Part 4. Executive compensation
A Letter from the Chair of the Compensation Committee	29
Compensation discussion and analysis (CD&A)	31
Management Transitions	31
Business Highlights	31
Executive summary	33
Our Executive Compensation Structure	33
i

Shareholder proposals for the 2027 annual general meeting	71
Codes of conduct and principles of corporate governance	71
Annual report, financial and additional information	71
Other matters	72
ii	Table of Contents

Part 1	Our annual general meeting of shareholders
Information concerning solicitation and voting

Place, time and date of meeting.    This Proxy Statement is being furnished to the Company’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors, or the Board, for use at the 2026 Annual General Meeting of Shareholders, or the Meeting, to be held on Thursday, April 30, 2026 at 8:30 a.m., Pacific Daylight Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015. Our telephone number is (213) 745-0500. On or about March 17, 2026, we began mailing a Notice of Internet Availability of Proxy Materials to our shareholders. The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview.com/HLF.

Record date and voting securities.    Only shareholders of record at the close of business on March 9, 2026, or the Record Date, or duly authorized proxy holders of such shareholders of record, are entitled to notice of, and to vote at, the Meeting. The Company has one series of common shares, or Common Shares, outstanding. Each owner of record on the Record Date is entitled to one vote for each Common Share held by such shareholder. On March 9, 2026, there were 103,409,870 Common Shares issued and outstanding.

Voting.    Each shareholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Common Shares that reflect abstentions are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum, but will have no effect determining the outcome of any proposal.

If you are a beneficial owner of Common Shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your Common Shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter, and in some cases may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the nominee elects to vote your shares on some but not all matters, it is generally referred to as a “broker non-vote” for the matters on which the nominee does not vote. Common Shares that reflect “broker non-votes” are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the nominee has indicated on the proxy that it does not have discretionary authority to vote, those Common Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Common Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

See “Meaning of shareholder of record” below for additional information regarding the different ways you may hold your Common Shares.

Votes required for proposals and Board recommendations.    The following table details information regarding the proposals to be voted on at the Meeting, the Board’s recommendation on how to vote on each proposal, the votes required to approve each proposal and the effect of abstentions and broker non-votes.

Our annual general meeting of shareholders	1

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

Item 1: Elect each of the 11 director nominees named in the Proxy Statement to the Board of Directors to serve until the 2027 annual general meeting of shareholders of the Company or until their successors are duly elected and qualified

	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast with respect to each nominee	No effect	No effect
Item 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy and entitled to vote and which do vote	No effect	No effect
Item 3: Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy and entitled to vote and which do vote	No effect	To the extent there are any, no effect

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form.

Revocability of proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either: (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date; (b) granting a subsequent proxy through the Internet or telephone; or (c) attending the Meeting and voting in person. However, please note that if you would like to vote at the Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your bank, broker or other nominee.

Proxy solicitation.    The Company bears the expense of printing and mailing proxy materials. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, facsimile or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

2	Our annual general meeting of shareholders

Meeting attendance.    Only shareholders of record and beneficial owners as of the Record Date, their authorized proxy holders, and invited guests of the Board of Directors may attend the Meeting. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

If you are a shareholder of record, in order to be admitted to the Meeting, you will need to produce a valid government issued picture identification (such as a valid driver’s license or passport) and either a copy of a form of proxy card or a Notice of Internet Availability of Proxy Materials showing your name and address. If you are a beneficial owner and you wish to vote in person at the Meeting, you will need to obtain a proxy from the shareholder of record. Additionally, if you are a beneficial owner or other authorized proxy holder, in order to attend the Meeting, you will need both an admission ticket and a valid government issued picture identification (such as a valid driver’s license or passport). To obtain an admission ticket to the Meeting, please send your written request to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015 or electronically by emailing corpsec@herbalife.com.

Your request for an admission ticket must be received on or before April 20, 2026 and include a copy of a proxy card or voting instruction form confirming your appointment as a proxy holder of a shareholder of record. In your request, please include the address where your admission ticket should be mailed to, and any special assistance needs. The Board requests that persons attending the Meeting observe a professional business dress code. The Company also does not permit the use of cameras or other recording devices at the Meeting.

In continued support for the health and safety of all, and to continue to enhance shareholder accessibility, the Company will again hold a live listen-only audio webcast of the Meeting. Shareholders may listen to the Meeting via live audio webcast by logging on to www.meetnow.global/MMVF2KX using your control number. Please see below:

•   Shareholders of record:    For shareholders of record, the control number can be found on your proxy card or Notice, or the email you receive from Computershare, the Company’s transfer agent.

• Beneficial owners:    If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to access the live audio webcast. To register, you must submit proof of your proxy power (legal proxy) reflecting your Herbalife holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time on April 27, 2026. You will receive a confirmation email of your registration from Computershare. Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for the Meeting. Requests for registration should be directed to us at the following:

By email:    Forward the email from your bank, broker or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:    Computershare, Herbalife Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Pursuant to the Company’s Amended and Restated Memorandum of Articles of Association, or the Articles, please be advised that shareholders will not be deemed to be “present” for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted vote, by logging onto the listen-only audio webcast of the Meeting. As a result, the Company strongly urges shareholders to submit their proxies or votes in advance of the Meeting.

In the event it is not possible or advisable to hold our Meeting in person as currently planned, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the Securities and Exchange Commission, or the SEC, as proxy material. If you are planning to attend our Meeting, please check our Investor Relations website the week of the Meeting. As always, we encourage you to vote your shares prior to the Meeting.

Meaning of shareholder of record.    You are a shareholder of record only if your name is recorded on the Company’s register of members. If your name is not recorded on the Company’s register of members, any shares you hold in the Company are held beneficially. In this case you may still be entitled to direct the holder of your shares as to who should be appointed as proxy in respect of those shares and/or how to vote those shares on your behalf.

Shareholders who have purchased their shares on an exchange may hold those shares through a depository, in which case they are beneficial shareholders and not shareholders of record. If you hold your shares in “street name,” you are not a shareholder of record.

If you wish to inquire as to whether or not you are a shareholder of record, please contact our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015 or electronically by emailing corpsec@herbalife.com.

Our annual general meeting of shareholders	3

Additional information.    This Proxy Statement contains summaries of certain documents, but you are urged to read the documents yourself for complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon written request to the Company by following the procedures described under Part 7 — “Annual report, financial and additional information.”

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on April 30, 2026. The Proxy Statement and Annual Report to Shareholders are available at
http://www.edocumentview.com/HLF.

4	Our annual general meeting of shareholders

Part 2	Corporate governance
Director independence

Under the listing standards of the New York Stock Exchange, or the NYSE, a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent under the NYSE listing standards unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The Board evaluates the independence of our directors annually and will review independence of individual directors on an interim basis as needed to consider changes in employment, relationships and other factors. Our Board has affirmatively determined that all of the directors and director nominees and Mr. Alan LeFevre, who served as a director until April 2025, other than Ms. Macadrai and Messrs. Johnson, Mendoza and Walsh, are or were independent in accordance with Section 303A.02 of the NYSE listing standards, or the NYSE Independence Standards. Under the NYSE Independence Standards, in addition to requiring that a director have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), a director will not be considered independent in the following circumstances:

•   the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

•   the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

• (i) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•   the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and

•   the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Under the Company’s Principles of Corporate Governance, an independent director must, in addition to satisfying the NYSE Independence Standards, be free of any existing or potential professional or personal interest, business, or relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the best interests of the Company and all its shareholders.

Mr. Johnson was not determined independent because of his role as the Company’s Executive Chairman, and his recent past service as the Company’s Chief Executive Officer. Mr. Walsh was not determined independent because he received more than $120,000 in direct compensation from the Company within the last three years. Ms. Macadrai and Mr. Mendoza are not independent because each receives income for serving as top distributors of Herbalife products while serving as a director, thereby precluding them from being determined independent. Ms. Macadrai and Mr. Mendoza are not employees of the Company. For additional details regarding Ms. Macadrai’s and Mr. Mendoza’s compensation as Herbalife Members, which they receive irrespective of any service on the Board, please see “Compensation to directors.” The term “Member” refers to Herbalife’s network of independent members, which includes consumers who purchase products for their own personal use and distributors who wish to resell products or build a sales organization.

Corporate governance	5

Board meetings and attendance

The Board of Directors held seven meetings during fiscal year 2025. The independent directors generally meet in executive session at each regularly scheduled meeting, without the presence of management and non-independent directors, to discuss various matters relating to the Board’s function and Company oversight, including the Company’s management. The independent lead director, or the Lead Director, presides over such executive sessions.

Each director is expected to dedicate sufficient time, energy and attention to allow for the diligent performance of his or her duties, including attending the Company’s annual general meeting of the shareholders and meetings of the Board of Directors and committees of which he or she is a member. All directors attended at least 75% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a director. With the exception of Alan LeFevre, all members of the Board attended the Company’s 2025 annual general meeting of shareholders.

Board leadership

The Company’s governance framework provides the Board with the flexibility to select the appropriate leadership structure for the Company. The current leadership structure is comprised of a combined Chair of the Board and Executive Chairman, an independent Lead Director, Board committees entirely comprised of or, in the case of the Sustainability Committee, led by, independent directors and active engagement by all directors. The Board believes this structure best serves the interests of the Company and its shareholders. The combined Chair and Executive Chairman role supports the Board’s effective oversight of the Company’s business and strategy, with the Executive Chairman serving as a key link between the Board and management, providing a deep understanding of the Company’s business and operations, bringing key business considerations to the Board’s attention and leading implementation of the Company’s strategic plans as reviewed and approved by the Board. The Lead Director in turn allows for strong, independent Board leadership, with authority to set the meeting agendas and to lead sessions outside the Chair’s presence. We believe this to be a critical aspect of effective corporate governance.

The Lead Director is an independent director elected for a two-year term by the independent directors. The appointment is evaluated biannually. The Lead Director chairs the Board meetings during executive sessions and when the Chair is unable to participate in Board meetings. The Lead Director also serves as a contact point for major shareholders and third parties who wish to contact the Board independent of the Chair and Executive Chairman. The responsibilities of the Lead Director include:

•   setting the agenda for and leading the regularly-held independent director sessions, and briefing the Chair on any issues arising from those sessions;

•   coordinating the activities of the independent directors;

•   presiding at meetings of the Board at which the Chair is not present, including executive sessions of the non-management and independent directors;

•   acting as the principal liaison to the Chair for the views, and any concerns and issues of, the independent directors;

•   advising on the flow of information sent to the Board, and reviewing the agendas, materials and schedules for Board meetings;

•   being available for consultation and communication with major shareholders, as appropriate;

•   maintaining close contact with the chair of each committee; and

•   performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Mr. Miller was elected to serve as Lead Director by the independent directors effective April 24, 2025, to serve until April 23, 2027. The Board periodically reviews the structure of the Board and Company leadership as part of the succession planning process.

6	Corporate governance

Annual Board and committee assessment process

The Board and each committee annually conduct self-evaluations, a process that is overseen by the Nominating and Corporate Governance Committee. Additionally, as part of our annual evaluation process, each director evaluates the Board and the committees on which he or she serves. The assessments provide directors and applicable committee members the opportunity to provide feedback on a number of issues, including:

 Board and committee structure, composition, roles and leadership;

 Board and committee function and effectiveness, including quality of materials, meetings and flow of information; and

 Access to management, advisors and internal and external resources.

The Board’s role in risk oversight

The Board of Directors oversees the Company’s enterprise-wide approach to risk management. As part of executing its risk oversight responsibility, the Board delegates specific enterprise risk oversight duties to each Board committee, as set forth below, while maintaining direct oversight over other enterprise risks.

Audit Committee

•   Integrity of the financial statements

•   Accounting and financial reporting matters and controls, including independent and internal auditors

•   Enterprise risk management program

•   Legal and regulatory risks and matters that may have a material impact on the Company’s financial statements or operations

•   Major risks relating to cybersecurity, privacy and product safety matters, and steps management has taken to assess, monitor and control any such exposures

•   Quarterly updates from management on Company’s ethics and compliance and internal audit programs

Compensation Committee

• Material risks arising from the Company’s compensation policies and practices, and evaluating such practices and policies to confirm that they do not encourage excessive risk-taking

• Together with the Sustainability Committee, risks and opportunities related to human capital management

Nominating and Corporate Governance Committee

•   Corporate governance practices, Board composition, leadership and structure, and Board evaluations

Sustainability Committee

•   Risks related to environmental and social sustainability topics in connection with the Company’s activities

•   Together with the Compensation Committee, risks and opportunities related to human capital management

The Board also provides oversight of management regarding key enterprise risks as well as the Company’s risk management policies and procedures so they are designed and implemented in a way that reflects the Board’s and management’s consensus as to appropriate levels of risk for specific aspects of the Company’s business. The Company’s Management Risk Committee is comprised of members of senior management who meet on a regular basis to serve as a forum for risk information sharing, and risk management coordination, decisioning and response. We believe the enterprise risk management program promotes timely, informed and data-driven decisions and integrated processes to identify, monitor and mitigate key enterprise risks.

Compensation risk assessment

The Compensation Committee, with the assistance of Meridian Compensation Partners, LLC, its compensation advisor, regularly conducts a review of the Company’s material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Key features of the executive compensation program that support this conclusion include: the balanced mix between fixed and variable compensation and short-and long-term incentives; the use of multiple performance measures within incentive plans; strong internal controls, including a code of conduct; Compensation Committee discretion over all final annual incentive awards and active involvement in setting performance targets; the use of share ownership guidelines; and the existence of an anti-hedging policy, as well as a clawback policy.

Corporate governance	7

Sustainability highlights

Sustainability Approach

At Herbalife, we believe in the natural alignment between our purpose to help people and communities live their best lives and evolve our business to be more sustainable. We believe sustainability begins and ends with integrity, transparency, and humility. Our roadmap to sustainability is simple:

•   We start with global sustainability compliance

•   We learn from our disclosures

•   We focus on the most impactful topics

•   We reestablish and reassess plans to meet our commitments

•   We strive to provide value for our stakeholders

•   We work to drive incremental, lasting change

In executing our roadmap to sustainability, we aim to stay in step with or ahead of global environmental regulations by focusing efforts to mitigate environmental and social impact and risks, while looking to create value for our brand and stakeholders. Our sustainability objectives are thereby developed in accordance with evolving regulations and intended to align with initiatives that enhance our brand and build consumer trust.

Environment

We are committed to supporting a thriving planet by making informed and responsible choices in an environment where natural resources are constrained. To that end, we seek to continue building on our environmental sustainability initiatives.

We intend to refresh our environmental targets in compliance with global environmental regulations with a focus on addressing our material topics.

Currently, the company is moving forward with three initiatives to maintain progress towards greater sustainability.

•   Our Sustainable Packaging strategy aims to advance Herbalife’s packaging by embedding sustainability and regulatory readiness into design and innovation decisions — positioning Herbalife as a recognized leader in packaging sustainability.

• Our Responsible Sourcing program seeks to embed respect for people and the environment in our procurements, starting in the locations from which the materials and services originate.

• Our Value Creation through Sustainability strategy leverages initiatives that aim to deliver shared benefits for people, planet, and profit. This framework is intended to guide target-setting and drive execution to help achieve measurable, long-term value.

People and Communities

We believe one cornerstone of our success is having a culture that is supportive, inclusive and results oriented. One where our employees can do their best work and is reflective of the communities where we operate.

Culture:    As a global company with employees in 60+ countries, our work to create an inclusive culture is an integral part of our overall business strategy. We believe it is a cornerstone of our success and inspires us to better serve our Members, stakeholders, and communities every day. We make this philosophy a part of what we do. Our hiring practices, leadership training, employee resource groups and focus on wellness are some of the ways we support our people. Employees at every level of our organization play a critical role in fostering an inclusive culture where all people can do their best work and feel valued for their contributions.

Community and Social Impact:    Our global corporate responsibility program champions the health and well-being of people, reflecting our commitment to strengthening and giving back to the communities we serve. Together with Herbalife Family Foundation, we support nonprofit partners that expand access to nutrition, nutrition education and essential resources. We also stand with our communities in times of crisis by providing disaster relief, while our employees demonstrate their unwavering support by volunteering with our partners around the world. Our partners include World Food Program USA, American Red Cross, and Feed the Children, in addition to other leading regional and local nonprofit partners.

Herbalife Family Foundation:    Established in 1994, the Herbalife Family Foundation (HFF) is a public charity with a mission of improving the lives of children and communities around the world. HFF collaborates with a global network of orphanages, schools, hospitals, community centers, and more to provide sustainable, locally driven solutions to food insecurity and childhood development. In 2025, HFF awarded approximately $5 million in grants to 165 nonprofit organizations, across 60 countries and territories.

8	Corporate governance

Sustainability Governance Structure

Herbalife Sustainability Global Governance Structure

Board of Directors
Elected by shareholders, the board provides overarching oversight of Herbalife's business operations and risk management framework. It reviews management's assessment of material issues – including climate-related risks – and the strategies in place to address them.

Board of Directors: Sustainability Committee
This committee supports the board by overseeing Herbalife's significant environmental, social and related governance activities and practices, including policies, programs and practices, strategy, stakeholder engagement and risks. It also monitors emerging sustainability issues and coordinates with other board committees, including Audit, Nominating & Governance, and Compensation.

Sustainability Executive Steering Committee
Chaired by the COO, this committee drives executive-level integration of sustainability into business strategy. It promotes cross-functional engagement and ensures alignment of climate-related initiatives across global operations.

Sustainability Core Team
This team leads the coordination of sustainability governance, regulatory compliance, climate risk management, strategic planning, target setting and data collection. It serves as the operational backbone for sustainability execution.

Functional Teams
These teams partner with the Sustainability Core Team to provide subject matter expertise on sustainability impacts, risks and opportunities. They lead the implementation of climate-related programs and contribute to achieving sustainability targets across Herbalife's global footprint.

Corporate governance	9

Compensation to directors

Each non-management director receives annual cash fees for service on the Board and committees* as follows:

Board service	$100,000 per year
Audit Committee service	Committee member - $10,000 per year Chair - $20,000 per year
Compensation Committee service	Committee member - $10,000 per year Chair - $15,000 per year
Nominating and Corporate Governance Committee service	Committee member - $10,000 per year Chair - $15,000 per year
Sustainability Committee service	Committee member - $10,000 per year Chair - $15,000 per year

*     Chairs receive chair fees in addition to committee member fees. For example, the chair of the Audit Committee receives an aggregate fee of $30,000 for his or her services on the committee.

The Lead Director also receives an annual fee of $25,000 per year for additional services provided in that capacity.

Cash fees with respect to Board or committee membership or service as the Lead Director or a committee chair are paid ratably assuming 12 consecutive months of service from the date the particular membership or service commences. Non-management directors also receive an annual equity grant pursuant to the Herbalife Ltd. Amended and Restated 2023 Stock Incentive Plan, or the 2023 Plan, as it may be amended from time to time (or a successor equity incentive plan), in the form of restricted stock units, or RSUs, with a grant date fair value of $160,000 (rounded down to the nearest whole unit) that vest annually. The Board equity grants made in April 2025, or the 2025 Board RSU Grants, are scheduled to vest on April 15, 2026.

In addition to the compensation discussed above, the Lead Director also receives an additional equity grant in the form of RSUs with a grant date fair value of $25,000 (rounded down to the nearest whole unit) per year of his or her two-year term, which vests in full the following year. Mr. Miller’s lead director equity grant that was made in April 2025 is scheduled to vest on April 15, 2026.

The compensation disclosed in the 2025 Director Compensation table and notes below for Ms. Macadrai and Mr. Mendoza includes other compensation, unrelated to their services as directors.

The Company may also reimburse our directors for their respective travel, lodging and related expenses associated with attendance at Board or Board committee meetings, as well as reasonable costs in connection with attending director continuing education programming on an annual basis in accordance with the Company’s applicable orientation and continuing education policy.

10	Corporate governance

The following table summarizes the compensation paid by the Company to each of our directors, except for Mr. Johnson, the Company’s Chairman and Executive Chairman, who is a named executive officer and whose compensation is covered in Part 4 of this Proxy Statement. The table includes: (1) compensation paid to directors for their services on the Board and the Board’s committees, (2) payments made to directors for any services provided at Company events, such as speaking engagements, and (3) payments made to independent distributors of Herbalife products in accordance with the Company’s Marketing Plan.

2025 Director compensation table
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Richard H. Carmona	125,000	159,993	—	284,993
Lynda Cloud(2)	73,333	159,993		233,326
Celine Del Genes	110,000	159,993	—	269,993
Sophie L’Hélias	135,000	159,993	—	294,993
Alan W. LeFevre(3)	48,333	—	—	48,333
Michael Levitt	100,000	159,993	—	259,993
Rodica Macadrai(4)	106,667	159,993	1,139,317(5)	1,405,977
Juan Miguel Mendoza(4)	110,000	159,993	751,829(6)	1,021,822
Perkins Miller(7)	137,917	184,998	—	322,915
Don Mulligan	140,000	159,993	—	299,993
Maria Otero	145,000	159,993	—	304,993

(1)   Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)   Ms. Cloud was elected to the Board on April 23, 2025.

(3)   Mr. LeFevre served on the Board until April 23, 2025.

(4)   All independent distributors of Herbalife products, including Ms. Macadrai and Mr. Mendoza, are eligible to receive income under the Company’s Marketing Plan as a result of their activities as distributors Ms. Macadrai and Mr. Mendoza would have received this income, which is quantified in notes 5 and 6 below, irrespective of their services on the Board. Neither Ms. Macadrai nor Mr. Mendoza receive any preferential treatment or payments under the Company’s Marketing Plan.

(5)   Unrelated to her service as a Board member, amount includes $1,139,317 in income earned as a top distributor of Herbalife products. See note 4 above.

(6)   Amount includes $37,500 in fees for speaking at Herbalife events for Herbalife Members. Additionally, unrelated to his service as a Board member, amount also includes $714,329 in income earned as a top distributor of Herbalife products. See note 4 above.

(7)   Mr. Miller was re-appointed as Lead Director on April 24, 2025.

Corporate governance	11

The table below summarizes the equity-based awards held by non-management directors who served on the Company’s Board of Directors in 2025, as of December 31, 2025.

	Stock Unit Awards
Name	Number of Shares or units of stock that have not vested (#)	Market value of Shares or units of stock that have not vested(1) ($)
Richard H. Carmona	21,857	$281,737
Lynda Cloud(2)	21,857	$281,737
Celine Del Genes	21,857	$281,737
Sophie L’Hélias	21,857	$281,737
Alan W. LeFevre(3)	0	$0
Michael Levitt	21,857	$281,737
Rodica Macadrai	21,857	$281,737
Juan Miguel Mendoza	21,857	$281,737
Perkins Miller(4)	25,273	$325,769
Don Mulligan	21,857	$281,737
Maria Otero	21,857	$281,737

(1)   Market value based on the closing price of a Common Share on the NYSE on December 31, 2025, of $12.89.

(2)   Ms. Cloud was elected to the Board on April 23, 2025.

(3)   Mr. LeFevre served on the Board until April 23, 2025.

(4)   Amount includes Mr. Miller’s lead director equity grant in 2025.

Share ownership guidelines

The Company has adopted share ownership guidelines applicable to each named executive officer and non-management director to encourage each person to acquire a meaningful ownership stake in the Company over time by retaining financial interest in our Common Shares. Our CEO is encouraged to hold Common Shares and unvested restricted stock units with an aggregate value equal to five times his base salary. Our other named executive officers are encouraged to hold Common Shares and unvested restricted stock units with an aggregate value equal to two times their respective base salaries. Each non-management director is encouraged to hold Common Shares and unvested restricted stock units with an aggregate value equal to five times such director’s annual retainer. Such named executive officers and directors are expected to refrain from selling Common Shares unless such guideline is satisfied, and, so long as they are complying with such holding requirement, such director or named executive officer will not be considered out of compliance.

Based on the closing price of our Common Shares on the Record Date, all of our named executive officers and directors are currently in compliance with the stock ownership guidelines.

12	Corporate governance

Shareholder outreach

We value the viewpoint of all investors and have actively engaged with shareholders to better understand their perspectives, and strongly consider their feedback when evaluating our governance provisions and practices.

Since the 2025 Annual General Meeting of Shareholders, we conducted engagement efforts with a number of shareholders to initiate new, and deepen existing, relationships with our investor base. We reached out to top Herbalife shareholders that, in the aggregate, own approximately 71% of our outstanding Common Shares, to cover and hear their views on, among other things, various governance topics, including Board composition, shareholder rights, risk oversight and other initiatives across the Company. In aggregate, we heard back from investors who hold approximately 35% of our outstanding Common Shares.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Board of Directors, non-management or independent directors as a group or individual directors, including the Chair or Lead Director in such capacity, may do so by writing to our Corporate Secretary at Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015, or by email to corpsec@herbalife.com, indicating to whose attention the communication should be directed. The Office of the Corporate Secretary of the Company reviews and logs all such correspondence and forwards to members of the Board of Directors a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all communications received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director orientation and continuing education

Herbalife is in the business of providing health and wellness products to consumers in 95 markets through our direct-selling business model. As part of our onboarding process, we introduce new directors to our company with an overview of our business through a review of background and reference materials, and meetings with senior management and their direct reports. Additionally, where feasible, new directors tour manufacturing facilities, nutrition clubs, and distributor events. Our comprehensive orientation sessions are designed to provide new directors a thorough understanding of their fiduciary duties and familiarize them with the Company’s business and strategic plans, significant financial matters, risk management approach, compliance and ethics programs, corporate governance practices, and other key policies and practices. These orientation sessions allow new directors to begin making contributions to the Board at the start of their service.

The Company also provides, on an ongoing basis, additional opportunities for directors to further familiarize themselves with the Company’s business, finances and operations, which may include, among other things, presentations from members of management of the Company and visits to Herbalife Member events, such as Extravaganzas and Herbalife Honors. Additionally, our directors receive internal training and materials. We also encourage our directors to participate in external continuing director education programs, and provide reimbursement of expenses associated with our independent directors’ attendance at outside director education programs each fiscal year.

Corporate governance	13

Committees of the Board

Our Board of Directors has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Sustainability Committee. Our Board of Directors has adopted a written charter for each of these committees, and the charters for current committees are available on the Company’s website at https://ir.herbalife.com/corporate-governance, and in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.”

Current committee memberships

Directors	Audit(1)	Compensation(2)	Nominating and Corporate Governance	Sustainability
Richard H. Carmona †			Chair
Lynda Cloud †			●
Celine Del Genes †		●
Sophie L’Hélias †	●			Chair
Michael J. Levitt †
Rodica Macadrai				●
Juan Miguel Mendoza				●
Perkins Miller †	●
Don Mulligan * †	Chair	●
Maria Otero †		Chair	●	●
* Audit Committee “financial expert”	† Independent	• Member

(1)   Each member who serves or served on the Audit Committee is or was financially literate and met the independence requirements of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board determined Mr. Mulligan is an “Audit Committee financial expert” as such term is defined in SEC rules and regulations.

(2)   Each member who serves or served on the Compensation Committee is or was (a) independent under the listing standards of the NYSE, including the heightened standards applicable to members of a listed company’s compensation committee, and (b) a “nonemployee director” under Rule 16b-3 of the Exchange Act.

Audit Committee	COMMITTEE MEMBERS: Don Mulligan (Chair) Sophie L’Hélias Perkins Miller	REPORT: Page 27
Meetings Held in 2025: 4

The Audit Committee represents and assists the Board in fulfilling its responsibilities for overseeing our financial reporting processes and the audit of our financial statements.

The principal duties of the Audit Committee include the following:

●  monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and reporting;

●  monitoring the independence and performance of the Company’s independent registered public accounting firm and internal audit function;

●  monitoring compliance with legal and regulatory requirements and performance of the Company’s ethics and compliance program; and

●  reviewing the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s enterprise risk management program and risks and practices related to cyber security, privacy and product safety matters.

14	Corporate governance

Compensation Committee	COMMITTEE MEMBERS: Maria Otero (Chair) Celine Del Genes Don Mulligan	REPORT: Page 48
Meetings Held in 2025: 6

The Compensation Committee discharges the Board’s responsibilities related to the compensation of our executives and directors, and provides general oversight of our compensation structure, including our equity compensation plans and benefits programs. The Committee has the authority to delegate certain of its duties and responsibilities to a subcommittee, including management subcommittees, as appropriate.

The principal duties of the Compensation Committee include the following:

●  overseeing and approving compensation policies and programs, and administering existing incentive compensation plans and equity-based plans;

●  reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers;

●  evaluating the performance of the CEO and recommending the compensation level of the CEO and Executive Chairman for approval by the independent members of the Board of Directors;

●  evaluating the performance of executive officers and, considering the CEO’s recommendations, setting the compensation level for such executive officers;

●  reviewing the compensation of directors, and making recommendations to the Board;

●  overseeing management succession planning processes; and

●  overseeing the Company’s response to regulatory developments affecting executive compensation.

Nominating and Corporate Governance Committee	COMMITTEE MEMBERS: Richard H. Carmona (Chair) Lynda Cloud Maria Otero
Meetings Held in 2025: 4

The Nominating and Corporate Governance Committee oversees, and represents and assists the Board in fulfilling its responsibilities relating to, our corporate governance, and director nominations and elections.

The principal duties of the Nominating and Corporate Governance Committee include the following:

●  recommending to the Board of Directors proposed nominees for election to the Board of Directors both at annual general meetings of shareholders and to fill vacancies that occur between annual general meetings; and

● reviewing and making recommendations to the Board of Directors regarding the Company’s corporate governance matters and practices.
Corporate governance	15

Sustainability Committee	COMMITTEE MEMBERS: Sophie L’Hélias (Chair) Rodica Macadrai Juan Miguel Mendoza Maria Otero
Meetings Held in 2025: 3

The Sustainability Committee assists the Board in discharging its oversight responsibility relating to the Company’s significant environmental, social and related governance activities and practices, including policies, programs and practices, strategy, stakeholder engagement and risks.

The principal duties of the Sustainability Committee include the following:

●  overseeing the Company’s environmental and social sustainability strategy, programs, policies and investments that support the Company’s overall business strategy;

●  reviewing and evaluating risks and opportunities related to environmental and social sustainability topics that may arise in connection with the Company’s activities and advising the Board on such risks and opportunities in coordination with the Board’s other committees; and

● reviewing and discussing with management the Company’s public disclosures and communication strategies with investors and other stakeholders regarding such topics.
Compensation Committee interlocks and insider participation

During the fiscal year ended December 31, 2025, Messrs. Miller (until April 24, 2025) and Mulligan and Mmes. Otero and Del Genes served on the Compensation Committee of the Board. During the fiscal year ended December 31, 2025, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

None of our executive officers currently serves, or during the fiscal year ended December 31, 2025, served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

16	Corporate governance

Part 3	Proposals to be voted on at the meeting
Proposal 1: The election of directors

Generally

The Articles presently provide for not less than one nor more than 15 directors. The Board of Directors has, by resolution, presently fixed the number of directors at 11, and there is currently a full complement of 11 members of the Board. There are 11 Board nominees recommended for election at the Meeting, including Des Walsh who is standing for election for director for the first time at the Meeting. Directors are elected at each annual general meeting of shareholders to hold office for one-year terms until the next annual general meeting of shareholders.

The Board has nominated each of Michael O. Johnson, Richard H. Carmona, Lynda Cloud, Sophie L’Hélias, Michael J. Levitt, Rodica Macadrai, Juan Miguel Mendoza, Perkins Miller, Don Mulligan, Maria Otero and Des Walsh for election as directors to serve one-year terms expiring at the 2027 annual general meeting. On March 1, 2026, Des Walsh was identified and recommended by management and certain members of the Board for consideration by the Nominating and Corporate Governance Committee, which then recommended to the full Board to include Mr. Walsh on the slate of nominees of directors for election at the Meeting. Directors are elected under a majority voting standard in uncontested director elections (i.e., an election where the number of persons nominated for election does not exceed the number of directors to be elected). The election of directors at the Meeting constitutes an uncontested director election. Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” a director nominee’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Abstentions and “broker non-votes” will not affect the outcome of the election of directors.

Unless otherwise specified in the proxy card, the persons named as proxies on the accompanying proxy card intend to vote the Common Shares as to which they are granted authority to vote for the election of each of the nominees listed herein. The form of proxy card does not permit shareholders to vote for a greater number of nominees than 11. Although the Board does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Director qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business and strategy. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria discussed hereunder. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition, as well as the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. These criteria are discussed in the Company’s Principles of Corporate Governance, which are available on the Company’s website at https://ir.herbalife.com/corporate-governance, and include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. In addition, the Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experiences that the Board will find valuable in the future, given the Company’s current needs and strategic plans. The Nominating and Corporate Governance Committee seeks a variety of occupational, educational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board as a group. This periodic assessment of the Board’s

Proposals to be voted on at the meeting	17

composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity.

In identifying and recruiting director candidates through a combination of internal referrals, from both management and members of the Board, and third-party executive search firms, the Nominating and Corporate Governance Committee may establish specific skills and experiences that it believes the Company should seek in order to constitute a balanced and effective Board.

In evaluating director candidates, and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board. The Board believes that our director nominees represent an effective mix of skills and diversity of experiences and perspectives.

Additionally, the Nominating and Corporate Governance Committee believes it is important that the viewpoints of independent distributors of Herbalife products are represented on the Board. As of the date of this Proxy Statement, two independent distributors of Herbalife products sit on the Board: Ms. Macadrai and Mr. Mendoza.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders under the same criteria and processes outlined above. A shareholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Corporate Secretary in writing following the same procedures and providing the same information as is required for shareholder nominations described under Part 7 — “Shareholder nominations.”

Director skills and experience

The Nominating and Corporate Governance Committee expects each of the Company’s directors to be accomplished individuals in their respective fields of expertise. In addition to the significant diversity of perspectives and individual expertise, the Nominating and Corporate Governance Committee assesses the specific skills and experience that the Board, as a whole, possesses. The matrix reflects the key skills and expertise identified as necessary by Nominating and Corporate Governance Committee for robust oversight of management’s execution of our strategy as well as the number of director nominees who possess the relevant skill or experience:

Summary of Director Skills and Experience

Skills and Experience	# of Director Nominees
C-Suite Leadership	8
Financial/Capital Markets	6
Multilevel Marketing/Direct Sales	5
Consumer Products/Nutrition	9
Technology Experience	1
Government Relations/Regulatory	4
Sustainability/Corporate Responsibility	5
Sales/Marketing	6
International/Global Operations	11
18	Proposals to be voted on at the meeting

Our director nominees bring a mix of experience and perspectives, with an average tenure of 5.1 years. Among the nominees, 27% identify as women and 64% identify as men. In addition, 27% identify as racially or ethnically diverse, while 73% identify as non-diverse.

Set forth below is biographical information about the 11 nominees standing for election at the Meeting, including each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that such individual should serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS.

Proposals to be voted on at the meeting	19

Nominees for election as directors

Michael O. Johnson	AGE 71	DIRECTOR SINCE April 2022
CHAIRMAN SINCE October 2022

OTHER PUBLIC BOARDS ® None

Qualifications and Expertise Provided to the Board

Mr. Johnson has unparalleled institutional knowledge of the Company’s operations and distributor network, and experience leading the Company through multiple economic cycles and international expansion over his previous 19 years as its CEO. Mr. Johnson brings extensive global sales and marketing leadership as well as significant experience in government engagement around the world. His expertise helps the Board provide effective oversight of the Company’s business strategy.

Experience

Mr. Johnson currently serves as Chairman of the Board (since December 2022) and Executive Chairman (since May 2025). He served as the Company’s Chief Executive Officer from April 2003 to May 2017, from January 2019 to March 2020, and then from December 2022 to May 2025, and interim Chief Executive Officer from October 2022 to December 2022. He previously served as Chairman of the Board and held this position from May 2007 to April 2020, and the Company’s Executive Chairman from June 2017 to January 2019.

Prior to joining the Company, Mr. Johnson spent 17 years with The Walt Disney Company, where he served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels that include MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans, until March 2007, and on the Board of Regents for Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western Colorado University.

PREVIOUS PUBLIC BOARDS (Past Five Years) ® None
Dr. Richard H. Carmona	AGE 76	INDEPENDENT DIRECTOR SINCE 2013

Board Committees ® Nominating and Corporate Governance (Chair)

Qualifications and Expertise Provided to the Board

Dr. Carmona’s experience as the Surgeon General of the United States, as Chief of Health Innovations at a pioneering integrative wellness company, and as distinguished professor of surgery, public health, family, and community medicine are directly relevant to the Company’s business. His diverse experience strengthens the Board’s oversight of the Company’s nutritional product innovation and wellness-focused business strategy.

Experience

Dr. Carmona has served as Chief of Health Innovations of Canyon Ranch, a life-enhancement company, since August 2017. He previously served as Vice Chairman of Canyon Ranch, Chief Executive Officer of the Canyon Ranch Health division, and the President of the nonprofit Canyon Ranch Institute, from October 2006 to August 2017. Dr. Carmona is also a Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from August 2002 through July 2006. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System; a professor of surgery, public health, and family and community medicine at the University of Arizona; and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the U.S. Army and the Army’s Special Forces.

OTHER PUBLIC BOARDS ® None

PREVIOUS PUBLIC BOARDS
(Past Five Years)

®  Director, McKesson Corporation
(September 2021 – July 2025)

®  Director, Better Therapeutics – Public
October 2021 (November 2017 – March 2024)

®  Director, Clorox Company (February 2007 – November 2022)

®  Director, Axon Enterprise Inc. (formerly Taser International) (March 2007 – May 2022)

20	Proposals to be voted on at the meeting

Lynda Cloud	AGE 58	INDEPENDENT DIRECTOR SINCE 2025

Board Committees ® Nominating and Corporate Governance

Qualifications and Expertise Provided to the Board

Ms. Cloud’s significant education and online health coaching industry experience helps the Board provide effective oversight of the Company’s integration of its online wellness platform.

Experience

Lynda Cloud brings nearly 30 years of education and online learning industry experience. Ms. Cloud served as the Chief Executive Officer of Institute for Integrative Nutrition from 2019 to 2024, where she was also a member of its board of directors, and guided the organization’s strategic positioning and innovation during a period of unprecedented expansion for the health coaching industry. Ms. Cloud served on the Board of Directors of Achieve 3000 from 2020 to 2021. She previously served as Chief Executive Officer at Equal Ed 2017 to 2018, a global start-up focused on expanding and equalizing access to online learning tools in emerging and developed markets. Prior to Equal Ed, she was Executive Vice President of K12 Inc. from 2014 to 2017, where she ran its products and technology groups as well as its institutional division that built virtual schools. Lynda started her career at Pearson, where she rose to be general manager of its K12 learning businesses.

Ms. Cloud holds a Bachelor of Arts from Susquehanna University.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Sophie L’Hélias	AGE 62	INDEPENDENT DIRECTOR SINCE 2021

Board Committees ® Audit ® Sustainability (Chair)

Qualifications and Expertise Provided to the Board

Ms. L’Hélias’ significant knowledge of global financial markets, corporate governance and sustainability helps the Board provide effective oversight of the Company’s environmental and sustainability initiatives, as well as capital investments across the globe.

Experience

Ms. L’Hélias is the President and Founder of LeaderXXchange, an advisory firm founded in 2015 that develops solutions that integrate sustainability in strategy, leadership and investment. She is co-founder of the International Corporate Governance Network (ICGN) and served as an advisor to the UN Global Compact’s Blueprint for SDG Leadership. Ms. L’Hélias is also a non-executive director of Africa50, a development impact private equity fund, Banque Agence France Locale (AFL), a bank in France, and Echiquier Positive Impact Europe funds. Ms. L’Hélias is a member of the HCGE, the authority charged with overseeing the implementation of French Afep-Medef corporate governance code, and a Fellow at The Conference Board Governance and Sustainability Center in New York. She previously served on the Advisory Board of Hawkamah Governance Institute in Dubai, was a non-executive Board member of the European Corporate Governance Institute (ECGI) in Brussels, and is co-founder of the International Corporate Governance Network (ICGN).

Ms. L’Hélias holds an MBA from INSEAD; a Master of Laws (LLM) from the University of Pennsylvania, Law School; Master of Laws from the Université Paris 1, Panthéon-Sorbonne Law School; and a law degree from the University of Saarbrücken, European Law Institute in Germany.

OTHER PUBLIC BOARDS ® Director, International Workplace Group PLC, formerly IWG PLC (London Stock Exchange-listed) (December 2022 – Present)
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, Kering SA (Euronext Paris-listed) (April 2016 – March 2022)

Proposals to be voted on at the meeting	21

Michael J. Levitt	AGE 67	INDEPENDENT DIRECTOR SINCE 2024

Board Committees ® None

Qualifications and Expertise Provided to the Board

Mr. Levitt has significant financial expertise specifically relating to consumer products. His knowledge of the corporate credit and investment markets, business acumen, and leadership as a Chief Executive Officer provide him with the qualifications and skills to serve on our Board.

Experience

Mr. Levitt is a Partner at Apollo Global Management, Inc. and the Chairman and Chief Executive Officer of Redding Ridge Holdings, LLC. Prior to rejoining Apollo in 2025, he served as Chairman of Irradiant Partners, LP., an investment management firm focused on liquid credit, opportunistic credit and renewable private equity and credit from 2021 to 2025. Mr. Levitt served as the Chairman (from 2018 to 2024) and Chief Executive Officer (from 2021 to 2023) of Core Scientific, Inc., a blockchain computing data center provider. Core Scientific filed a voluntary petition for reorganization under Chapter 11 under the Bankruptcy Code in 2022 that was approved by the court in 2024. Mr. Levitt was Chief Executive Officer of Kayne Anderson Capital Advisors, LP, an alternative investment management company, from 2016 to 2021. Before joining Kayne Anderson, Mr. Levitt served as a Vice Chairman of Apollo Global Management, LLC. Mr. Levitt joined Apollo following Apollo’s acquisition of Stone Tower Capital LLC, an investment management firm that he founded in 2001 and where he served as Chairman, Chief Executive Officer, and Chief Investment Officer. Prior to forming Stone Tower, Mr. Levitt was a partner with the private equity firm Hicks, Muse, Tate and Furst, Inc. Earlier in his career, Mr. Levitt served as a Managing Director and Co-Head of the Investment Banking Division of Smith Barney Inc. and as a Managing Director with Morgan Stanley & Co. Mr. Levitt is a member of the University of Michigan’s Endowment Investment Advisory Committee, and the Trustee of the Michigan Law School’s Cook Trust. Mr. Levitt earned his undergraduate degree and Juris Doctor from the University of Michigan.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, The Music Acquisition Corporation (December 2020 – December 2022) ® Director, Core Scientific (June 2018 – January 2024)

Rodica Macadrai	AGE 56	DIRECTOR SINCE 2023

Board Committees ® Sustainability

Qualifications and Expertise Provided to the Board

Ms. Macadrai’s 32 years of experience as an independent distributor of Herbalife products brings a first-hand understanding of the function, drivers and specific needs of the Company’s business to the Board. Her tenure as a distributor also provides valuable institutional insight into the Company’s growth and development over the last three decades.

Experience

Ms. Macadrai has been an independent Herbalife distributor for 32 years and a member of the Company’s Chairman’s Club since 2020. She has been active in training independent Herbalife distributors around the world and is a member of various strategy and planning groups for the Company.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

22	Proposals to be voted on at the meeting

Juan Miguel Mendoza	AGE 52	DIRECTOR SINCE 2018

Board Committees ® Sustainability

Qualifications and Expertise Provided to the Board

Mr. Mendoza’s 33 years of experience as an independent distributor of Herbalife products brings a first-hand understanding of the function, drivers and specific needs of the Company’s business to the Board. His tenure as a distributor also provides valuable institutional insight into the Company’s growth and development over the last three decades.

Experience

Mr. Mendoza has been an independent Herbalife distributor for 33 years and a member of the Company’s Chairman’s Club since 2013. He has been active in training independent Herbalife distributors around the world and is a member of various strategy and planning groups for the Company.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Perkins Miller	AGE 58	INDEPENDENT DIRECTOR SINCE 2024

Board Committees ® Audit

Qualifications and Expertise Provided to the Board

With over two decades of leadership experience in technology, commerce, media, and entertainment, Mr. Miller has demonstrated expertise in leading digital media platforms and driving engagement through innovative e-commerce strategies. His experience managing significant media operations and digital strategies, including AI-centric projects, equips him with the skills to drive growth and engagement in global digital platforms. This expertise will be instrumental in elevating the Board to guide the Company in its development of the Company’s wellness platform into a premier health and wellness destination.

Experience

Mr. Miller is the Chief Executive Officer of PlayOn Sports, a high school athletics digital media and e-commerce platform provider. Prior to his current role, Mr. Miller also served as the Chief Executive Officer of Fandom, Inc., an entertainment fan experience and community platform, from 2019 to 2025, General Manager of the Americas and Co-President of StubHub from 2016 to 2019, Chief Digital Officer and Head of Media Operations at the National Football League from 2014 to 2016, and Executive Vice President of Digital Media at WWE from 2012 to 2014. He also served as Chief Operating Officer at Vocativ from 2011 to 2012, Chief Operating Officer at Universal Sports from 2010 to 2011, and Head of Digital Media at NBC Sports & Olympics from 2006 to 2010.

Mr. Miller holds a Bachelor of Arts degree from Middlebury College.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, Isos Acquisition Corp. (March 2021 – December 2021)

Proposals to be voted on at the meeting	23

Don Mulligan	AGE 65	INDEPENDENT DIRECTOR SINCE 2021

Board Committees ® Audit (Chair) ® Compensation

Qualifications and Expertise Provided to the Board

Mr. Mulligan’s tenure as CFO of a Fortune 200 company and experience working in Asia and Latin America is directly relevant to the Company’s growth strategy. His experience helps the Board provide effective oversight of the Company’s global expansion, talent development, financial disclosures, capital structure, risk management, investments, M&A and corporate governance.

Experience

Mr. Mulligan served as Chief Financial Officer at General Mills, a multinational manufacturer and marketer of branded consumer foods, from 2007 to 2020. Mr. Mulligan previously held executive positions with General Mills from 2001 to 2007, including Vice President, Finance for the International division; Vice President, Finance for Operations and Technology; and Vice President, Treasurer. Prior to General Mills, Mr. Mulligan served as Chief Financial Officer, International, for the Pillsbury Company from 1999 to 2001, and held various international positions with PepsiCo Inc. and YUM! Brands, Inc., including Regional CFO, Americas; Finance Director, Asia; and Finance Director, Canada, from 1987 to 1998. Mr. Mulligan started his career with GTE Corporation in 1985. Mr. Mulligan earned his Bachelor of Arts from Duke University and his MBA from University of Michigan Graduate School of Business.

OTHER PUBLIC BOARDS ® Director, Energizer Holdings, Inc. (April 2021 – Present) ® Director, Tennant Company (2009 – Present)
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Maria Otero	AGE 75	INDEPENDENT DIRECTOR SINCE 2013

Board Committees ® Compensation (Chair) ® Nominating and Corporate Governance ® Sustainability

Qualifications and Expertise Provided to the Board

Ms. Otero’s extensive leadership experience in government and global microfinance, including as the first Latina Undersecretary of the U.S. State Department, provides the Board with valuable public affairs, regulatory and financial expertise. Her experience strengthens the Board’s oversight of the Company’s global investment and expansion strategy, as well as regulatory risks.

Experience

Ms. Otero was the first Latina undersecretary in the U.S. Department of State’s history. Ms. Otero served as Undersecretary of State for Democracy and Global Affairs and Undersecretary for Civilian Security, Democracy, and Human Rights under President Obama. During her time at the U.S. Department of State, Undersecretary Otero also served as the President’s Special Coordinator for Tibetan Issues. Prior to serving the government, from 2000 to 2009 Ms. Otero served as President and CEO of Accion International, a global microfinance organization operating in 26 countries. At Accion International, Ms. Otero chaired the board of Accion Investments, a global equity investment fund and represented Accion on the board of several microfinance banks. She was appointed by President Clinton to chair the board of the Inter-American Foundation and by President Bush to serve as vice-chair on the board of the U.S. Institute of Peace. In 2006, she was appointed by Secretary General Kofi Annan to the U.N. Advisors Group on Inclusive Financial Sectors. Ms. Otero served on the boards of: ACCION Investment from 2001 to 2009, Development Alternatives Inc. from 2014 to 2024, the Kresge Foundation from 2013 to 2024, the Public Welfare Foundation from 2013 to 2021, Oxfam America from 2014 to 2020, and the Smithsonian Institution National Portrait Gallery since 2016, and is a member of the Council of Foreign Relations. In December 2020 she was named to the Board of Trustees of American University where she served until 2024. She also chaired the board of Bread for the World, and served on the boards of the Calvert Foundation and BRAC in Bangladesh. Ms. Otero also worked as an economist for Latin America and the Caribbean in the Women in Development Office of USAID.

Ms. Otero holds an M.A. in literature from the University of Maryland; an M.A. in International Relations from the Paul H. Nitze School of Advanced International Studies (SAIS) at Johns Hopkins University; and holds an honorary Doctorate of Humane Letters from Dartmouth College.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

24	Proposals to be voted on at the meeting

Des Walsh	AGE 69

Board Committees ® None

Qualifications and Expertise Provided to the Board

Mr. Walsh brings more than 40 years of global leadership experience in sales, marketing, and operations, including 18 years in senior executive roles at Herbalife. His experience includes global business strategy, international market expansion, distributor engagement, and oversight of complex worldwide operations, providing the Board with deep operational and growth expertise across diverse markets. In addition to his corporate leadership, Mr. Walsh has been actively involved in philanthropic and nonprofit initiatives.

Experience

Mr. Walsh joined Herbalife in 2004 and served as Senior Vice President, Worldwide Member Sales from 2004 to 2008; Executive Vice President, Worldwide Operations and Sales from 2008 to 2010; and President from 2010 to 2018, where he led global business growth and all member-facing functions. He subsequently served as Executive Vice Chairman from 2018 to 2022.

Prior to joining Herbalife, Mr. Walsh served as Senior Vice President, Commercial Division, at DMX Music, and earlier as Vice President at Buena Vista Home Entertainment, a division of The Walt Disney Company.

Mr. Walsh has served as Chairman of the Board of Directors of the Herbalife Family Foundation, a nonprofit dedicated to improving the lives of children and communities through access to proper nutrition since 2018. In 2020, Mr. Walsh founded the Roadside Drug Test Innocence Alliance, which advocates for legislative and policy reforms to prevent error-prone roadside drug test results from serving as a basis for arrest and prosecution.

Mr. Walsh holds a Bachelor of Laws degree from the University of London and is admitted to the State Bar of California and the State Bar of Colorado.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Proposals to be voted on at the meeting	25

Proposal 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers

As required by Section 14A of the Exchange Act, the Company is seeking an advisory shareholder vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.

Our executive compensation program is designed to pay for performance and to attract and retain an accomplished executive team to lead the Company’s global growth and success. The executive compensation program places strong emphasis on actions that create long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that rewards executives with the ability to participate in our share price appreciation and to share equally in potential downside if share value creation is not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are incentivized to operate our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which encourage our executives to achieve annual financial goals.

At our 2025 annual general meeting of shareholders, our shareholders expressed continued support of our executive compensation program, with approximately 51.5% of votes cast in favor of the advisory vote proposal. A key theme we heard from our shareholders was a preference for a greater emphasis on performance-based long-term incentives, including performance share units, or PSUs, particularly following the 2024 long-term incentive mix of stock appreciation rights and restricted stock units. When designing our 2025 executive compensation program, the Compensation Committee of the Board of Directors, or the Committee, considered, among other things, the

Company’s overall financial performance and growth, particular financial and non-financial objectives, benchmarking against market practices, incentives that reward shareholder value creation, and any shareholder feedback.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program, and PSUs returned in 2025 as a key component of our compensation framework. Our program motivates our executives to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.

Additional information regarding the Company’s compensation program applicable to the named executive officers is described in Part 4 — “Compensation discussion and analysis” and the related tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the proxy statement.”

While the shareholder vote on the resolution is non-binding, the Board of Directors values the opinions that shareholders express in their votes and in any additional dialogue. The Board will consider the outcome of the vote and those opinions when making future compensation decisions. The next shareholder advisory vote on the Company’s executive compensation is expected to occur at the 2027 annual general meeting of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

26	Proposals to be voted on at the meeting

Proposal 3: Ratification, on an advisory basis, of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Services provided to the Company and its subsidiaries by PwC in fiscal years 2025 and 2024 are described below under “Fees to independent registered public accounting firm.” Additional information regarding the Audit Committee is set forth in the “Audit Committee Report.”

The Articles do not require that our shareholders ratify the selection of PwC as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC, but may, nonetheless, retain PwC as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

Representatives of PwC are expected to attend the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and for selecting the independent registered public accounting firm on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and issuing an opinion thereon. In this context, the Audit Committee met regularly and held discussions with management and PwC. Management represented to the Audit

Committee that the consolidated financial statements for fiscal year 2025 were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee hereby reports as follows:

•   The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2025 and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PwC. This discussion included PwC’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•   The Audit Committee also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB and the SEC.

•   PwC also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by PwC during the last fiscal year were compatible with maintaining the accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC. The Audit Committee also selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2026.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Don Mulligan (Chair)

Sophie L’Hélias

Perkins Miller

Proposals to be voted on at the meeting	27

Fees to independent registered public accounting firm

Fees related to the 2025 and 2024 fiscal years payable to our independent registered public accounting firm, PwC, are as follows:

	2025	2024
Audit fees(1)	$7,205,000	$8,523,000
Audit-related fees(2)	$62,000	$60,000
Tax fees(3)	$4,872,000	$4,760,000
Total	$12,139,000	$13,343,000

(1)   Audit fees for 2025 and 2024 consist of fees for professional services rendered for the audit of the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2025 and December 31, 2024, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements and comfort letters.

(2)   Audit-related fees consist of assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and which are not reported under “Audit fees.”

(3)   Tax fees were for tax compliance and tax guidance.

Pre-approval policy

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services which the Company’s independent registered public accounting firm have historically provided. Pursuant to those policies and procedures, the Company’s independent registered public accounting firm cannot be engaged to provide the Company any audit or non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. All fees and services described in the table above were pre-approved pursuant to this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

28	Proposals to be voted on at the meeting

Part 4	Executive compensation

A Letter from the Chair of the Compensation Committee

Dear Shareholders,

Through our ongoing shareholder engagement efforts, we received meaningful feedback that informed the Compensation Committee’s design of the executive compensation program. We view this dialogue with our shareholders as central to aligning our executive compensation plan with Company performance and long-term shareholder value.

Our executive compensation program is designed to link management incentives with our long-term goals and our shareholders’ interests, while providing a competitive total compensation opportunity needed to attract, motivate, and retain the executive talent required to execute on our strategy. The program is firmly grounded in a pay-for-performance philosophy that ties compensation outcomes with the Company’s performance and long-term value creation. We are committed to an open dialogue with shareholders regarding our executive compensation program, and we appreciate the perspectives shared through recent engagement. We are proud of the leadership team’s efforts and the Company’s performance in 2025, delivering improved results while advancing key strategic initiatives that position the Company to drive long-term shareholder value.

Within this framework, a key theme we heard from shareholders was a desire for an increased emphasis on performance-based long-term incentives, including performance share units (PSUs). The Committee carefully considered this feedback in the context of our overall compensation framework and evolving business conditions. As discussed in our 2025 Proxy Statement, the Committee temporarily paused PSUs in 2023 and 2024 in light of macroeconomic conditions and industry dynamics that made setting meaningful and appropriately rigorous multi-year performance objectives more challenging, and instead utilized stock appreciation rights (SARs), which provide direct alignment with share price appreciation.

Based on evolving business conditions, the Committee reintroduced PSUs in 2025 as a central component of the long-term incentive program. In doing so, and consistent with its continued focus on strengthening alignment between compensation and performance, the Committee implemented the following enhancements to the program’s design:

•  Reintroduced PSUs.    PSUs represented 50% of each executive’s long-term incentive (LTI) opportunity and vest after a three-year performance period based on achievement of pre-established aggregate Local Currency Net Sales and Adjusted EBITDA goals, weighted 50% each.

•  Implemented Restricted Cash Units (RCUs).    RCUs represented 25% of each executive’s LTI opportunity to moderate equity run-rate and dilution while maintaining long-term performance alignment. RCUs vest annually in one-third increments, subject to continued service.

•  Refined Short-Term Incentive (STI) Metrics.    For 2024, STI performance metrics were 50% Local Currency Net Sales and 50% Operating Income, as defined in the 2025 Proxy Statement. For 2025, the Committee revised the metrics to 50% Local Currency Net Sales and 50% Adjusted EBITDA, adjusted by using currency exchange rates that were in effect at the time the performance targets were set. The Committee made this change to better align the annual incentive metrics with a key measure used to manage the business and commonly utilized by investors, while maintaining a focus on profitable growth that we believe supports long-term shareholder value creation.

Executive compensation	29

•  Set Rigorous STI Targets.    The Committee established a 2025 Adjusted EBITDA target of $620 million. Although this target was below 2024 Adjusted EBITDA, it reflected anticipated foreign currency headwinds. On a constant currency basis, the target would have been approximately $690 million, representing approximately 9% year-over-year growth. In establishing this target, the Committee sought to reinforce a rigorous pay-for-performance framework that aligns executive compensation outcomes with the long-term interests of shareholders.

The Committee believes these enhancements strengthen alignment between executive compensation and long-term shareholder value. Thank you for your continued support and engagement. We welcome your feedback and look forward to continued dialogue.

Sincerely,

Maria Otero
Chair, Compensation Committee

30	Executive compensation

Compensation discussion and analysis (CD&A)

This section explains the Company’s 2025 executive compensation program as it relates to our named executive officers, or NEOs:

Stephan Gratziani(1)	Chief Executive Officer
Robert Levy(2)	President
John DeSimone	Chief Financial Officer
Frank Lamberti	Chief Commercial Officer
Henry Wang	Chief Legal Officer and Corporate Secretary
Michael O. Johnson	Executive Chairman and former Chief Executive Officer

(1)   Effective May 1, 2025, Mr. Gratziani became the Company’s Chief Executive Officer, succeeding Mr. Johnson. Prior to May 1, 2025, Mr. Gratziani served as the Company’s President from January 2024 to May 2025.

(2)   Effective May 1, 2025, Mr. Levy became the Company’s President. Prior to May 1, 2025, Mr. Levy served as the Company’s Managing Director of International Markets from May 2024 to May 2025.

Management Transitions

On February 19, 2025, the Board appointed our then-President, Stephan Gratziani, as Chief Executive Officer, effective May 1, 2025. Michael Johnson, our former CEO and Chairman of the Board, transitioned to the role of Executive Chairman. As part of this leadership transition, the Company’s then-Managing Director, International Markets, Robert Levy, took on the role of President.

Business Highlights

2025 was a transformative year, marked by disciplined execution, meaningful progress, and measurable impact. We grew net sales, expanded adjusted EBITDA margins, and took deliberate actions to advance our vision to be the world’s premier health and wellness company, community, and platform, while further strengthening our financial foundation.

Financial Performance

•   FY 2025 net sales of $5.0 billion, up 0.9% versus 2024

○  Up 2.5% year-over-year on a constant currency basis(1)

•   Delivered second consecutive year of adjusted EBITDA growth and adjusted EBITDA margin expansion

•   Reduced debt by approximately $283 million in 2025

• Total leverage ratio reduced to 2.8x at December 31, 2025

(1)   Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. The Company’s international operations have provided and will continue to provide a significant portion of its total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, the Company also compares the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of the Company’s foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. The Company believes presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of its foreign operations from period to period. However, net sales in local currency should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to net sales calculated and presented in accordance with U.S. GAAP.

Executive compensation	31

Distributor Growth and Engagement

•   For 2025, new distributors joining Herbalife worldwide increased 2% year-over-year and 13% on a two-year stacked basis, reflecting sustained, multi-year momentum

•   Launched the global rollout of the Diamond Development Mastermind Program in January, beginning in Asia Pacific and expanding throughout the year to Mexico, China, South and Central America, and India

•   Globally launched the all-new Herbalife Flex45 Challenge in April, a distributor engagement program centered on health, product use, personal development and business fundamentals, building on leadership development and engagement initiatives introduced in 2024

•   Extravaganza training events across the globe attracted nearly 142,000 attendees, a 5% increase compared to 2024, underscoring continued strong demand for in-person training and development

Strategic Acquisitions and Platform Expansion

In April, the Company completed the following strategic transactions:

•   Acquired certain assets of Pro2col Health LLC, consisting primarily of software and intangible assets

○  Unveiled beta version of Pro2col™ at the North America Extravaganza in July

■  Pro2col is Herbalife’s next-generation, digital, personalized health and wellness operating system

■  By integrating data, personalization, coaching and community, Pro2col provides customers with greater insight into their health, empowers distributors with smarter tools, and strengthens the connection between them

○  Released Pro2col Beta 2.0 in December, expanding the availability of beta access to distributors and customers in the U.S., Canada and Puerto Rico

○  Plan to expand beta access to additional international markets in 2026, beginning with select EMEA markets, as part of a phased, insight-driven global rollout strategy

• Obtained a 51% ownership interest in HBL Link Bioscience LLC (“Link Bioscience”), which acquired the assets of Link BioSciences Inc.

○  By combining Pro2col’s data and technology with proprietary manufacturing capabilities through Link Bioscience, the Company is positioned to deliver precision-made nutritional supplements, tailored to an individual needs and goals, at scale

•   Acquired certain assets of Pruvit Ventures, Inc. (“Pruvit”), a direct-seller of patented ketone supplements, consisting primarily of intangible assets

○  Intellectual property acquired from Pruvit provides the opportunity to expand the Company’s health and wellness offerings with a channel-exclusive ketone product category

○  Pruvit will continue to operate independently under its current ownership for up to two years following the acquisition

Product Innovation and Capabilities

•   Launched several new innovative products, including:

○  MultiBurn™, a multifunctional weight-loss supplement supporting metabolic health

○  Life I/O Baseline, supporting daily wellness at the cellular level and expanding offerings into the healthy lifespan category

○  H/L Skin, supported by an AI-powered facial analysis tool, further broadening the Company’s skincare portfolio

•   Opened a new, state-of-the-art Center of Excellence in Torrance, California in October, housing Quality Control, R&D, and Sensory Evaluation laboratories and marking the Company’s seventh global laboratory facility

Recent Development

•   In February 2026, global sports icon Cristiano Ronaldo invested $7.5 million and provided sponsorship rights for a 10% equity stake in HBL Pro2col Software, LLC

32	Executive compensation

Executive summary

Our Executive Compensation Structure Links Pay with Performance

The following table summarizes the key elements of our executive compensation program in 2025 and their applicable performance objectives:

Direct Compensation
Element	Description	Purpose
Base Salary	• Fixed cash compensation set annually. • Based on market data, sustained individual performance, capabilities, experience, and the job scope and complexity of the officer’s role.	• Attracts and retains talented executives with competitive fixed pay.
Annual Incentive Plan

• Compensation tied to achievement of annual performance goals based on Adjusted EBITDA (50%) and Local Currency Net Sales (50%).

• Target award amounts increase with executive’s level of influence on business outcomes.

• Motivates and rewards executives for meeting or exceeding annual goals that drive long-term growth. • Challenging, objective performance metrics set annually based on the Company’s business plans.
Long-Term Incentive Compensation
Time-Based Awards (50%)

• The Company grants two types of time-based awards, restricted cash units (RCUs) and stock appreciation rights (SARs), that are individually 25% and collectively 50% of the NEO’s long-term incentive compensation.

• With the exception of the awards made to the Executive Chairman, the RCUs and SARs vest ratably over three years based on continued employment. The Executive Chairman’s RCUs and SARs vested 50% on February 21, 2026 and the remaining 50% will vest on the date of the Annual General Meeting, subject to continued service.

• Provides strong retentive value.

• For SARs, aligns economic interests of executives and shareholders through equity ownership while directly linking executive reward to Company performance and shareholder value creation.

Performance Share Units (50%)

• Performance share units (PSUs) cliff vest after a three-year performance period (ending December 31, 2027) based on Adjusted EBITDA (50%) and Local Currency Net Sales (50%); provided, however, that the PSUs granted to the Executive Chairman are subject to a two-year performance period ending December 31, 2026.

• Maximum payout capped at 120% of the underlying PSUs.

• Provides strong retentive value. • Tied to achievement of long-term strategic and operational performance.

Aligning pay with performance: our executive compensation philosophy

Our executive compensation program is designed to attract and retain a highly qualified leadership team capable of driving the Company’s global success in the health and wellness industry. Our compensation program is grounded in a pay-for-performance philosophy, linking a significant majority of the incentive opportunity available to our NEOs to long-term growth in shareholder value. This program incentivizes executives to drive share price appreciation and achieve key performance objectives that support the Company’s business plan.

In 2025, the targeted direct compensation for NEOs consisted of base salary, annual cash incentives, and long-term incentives in the form of stock appreciation rights, or SARs, performance stock units, or PSUs, and time-vesting restricted cash units, or RCUs, as described above under the “Our Executive Compensation Structure

Executive compensation	33

Links Pay with Performance” subsection of this Executive Summary. The majority of the total compensation for NEOs is made up of annual cash incentives and long-term/equity-based components to reinforce a “pay for performance” culture and align with investor expectations.

The Committee reviews and assesses the total targeted direct compensation opportunity for each NEO annually, comparing it to that of comparable executives in selected comparator companies and considering factors such as the scope and responsibilities of the executive role.

For 2025, the percentage of targeted direct compensation provided in the form of performance-based incentives, including annual and long-term awards, was between 73% to 88% for our NEOs.

Indirect Compensation (benefits)	Purpose
Retirement benefits	Encourage NEOs to build retirement resources by providing a match on deferred compensation in the Company’s 401(k) plan and Senior Executive Deferred Compensation Plan.
Life insurance benefits	Provide a competitive benefit in the event of death of an executive.
Severance benefits

Enable each NEO to focus their full time and attention on achieving the financial and operating objectives set by the Committee without fear of the financial consequences of an unexpected termination of employment by Company without “cause.”

Change in control benefits	Enable NEOs to focus on shareholder interests when considering strategic alternatives.

Executive compensation program objectives

Our “pay for performance” executive compensation framework is outlined below:

Principle	Implication on HLF Program	Rationale

Alignment of Executives’ and Long-Term Shareholders’ Interests. Long-term incentives should be provided in Company equity, where allowed by local law, to encourage executives to plan and act with the perspective of shareholders and with the Company’s vision, mission and values in mind, and be rewarded for the successful implementation of our growth strategies.

• Long-term incentive awards to NEOs for 2025 consisted of 50% PSUs, 25% SARs and 25% RCUs. • Robust share ownership guidelines.

• Aligns executive rewards with the Company’s long-term performance and shareholder value creation, which are reflected by goals that drive strategic initiatives and share price appreciation, while also providing retention incentives for key executive talent.

◦ Awards of RCUs reflect our concerted efforts to minimize shareholder dilution through our transformation efforts; however, the vast majority of long-term incentives were delivered in equity.

Pay for Superior Performance. Incentive compensation should reward superior pay for superior performance that meets or exceeds the expectations of our shareholders.

• Superior performance expectations are built into performance targets and ranges of our incentive plans such that when incentive targets are met, the Company exceeds peer financial performance and meets shareholder expectations.

• Our incentive plans are calibrated to deliver above-median compensation for meeting superior performance targets, and, in the case of SARs, through share price appreciation over a three-year (two-year in the case of the Executive Chairman) performance period.

• Incentivizes NEOs to exceed target financial goals and drive share price appreciation.
34	Executive compensation

Targeted Direct Compensation (Average)*

NEOs (other than CEO)
Base
24.7%
Annual Bonus
18.7%
Long-Term
Incentive Awards
56.6%
Base
Annual Bonus
Long-Term Incentive Awards

Actual Direct Compensation (Average)*

NEOs (other than CEO)
Base
24.2%
Annual Bonus
21.6%
Long-Term
Incentive Awards
54.2%
Base
Annual Bonus
Long-Term Incentive Awards

*     Excludes (i) Mr. Gratziani’s compensation who became CEO effective May 1, 2025 and (ii) Mr. Johnson’s compensation who was CEO until May 1, 2025.

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Governance Practices

Our executive compensation program includes the following practices and policies, which we believe reinforce our executive compensation philosophy and objectives that are aligned with the interests of our shareholders:

Things we do	Things we don’t do

Our executive compensation program is simple in design and follows guidelines that have repeatedly proven effective in creating a “pay for performance” culture and a keen focus on profitability, as well as retaining key executives. These guidelines include:

 retaining an independent compensation consultant;

 actively engaging with our shareholders;

 linking a significant majority of the incentive opportunity available to our NEOs to long-term growth in stakeholder value;

 designing annual incentive awards that are aligned with share value appreciation;

 imposing caps on awards payable to each NEO under our annual incentive plan;

 annually reviewing current public data regarding the Herbalife Peer Group when compensation decisions are made;

 maintaining a robust “clawback” policy that applies to our Section 16 officers in the event of a financial restatement; and

 encouraging our NEOs to hold Common Shares with an aggregate value equal to five times base salary for our CEO, or two times base salary for our other NEOs, to align interests with the long-term interests of all stakeholders.

The Committee is committed to maintaining and adopting prevailing best practices with regard to executive compensation. As such, we DO NOT DO the following:

 we do not guarantee our NEOs any annual incentive award amounts — all annual bonuses require financial performance against annually established goals as established by the Committee;

 we do not re-price or back-date equity awards;

 we do not issue SARs or option awards with below market exercise prices;

 we do not provide supplemental retirement benefits;

 we do not provide excise tax gross ups to our NEOs;

 we do not encourage excessive or imprudent risk-taking; and

 we do not permit employees to hedge, pledge, short sell or engage in derivative transactions of our Common Shares.

Shareholder Outreach and Say on Pay Response

At our 2025 annual general meeting of shareholders, approximately 51.5% of votes cast were in favor of the advisory “say on pay” vote proposal. We engage with our stockholders throughout the year, and continued to do so following the 2025 annual general meeting, to ensure that we have an open line of communication and understand the views of our stockholders. Feedback from our stockholders has resulted in changes to our executive compensation program and enhancements to our disclosures over time.

Since the 2025 Annual General Meeting of Shareholders, we have continued our shareholder outreach efforts, reaching out to the Herbalife shareholders representing approximately 71% our outstanding Common Shares to discuss and receive their perspectives on various governance topics, including Board composition, shareholder rights, risk oversight and other Company initiatives. Overall, we heard back from investors representing approximately 35% of our outstanding Common Shares.

36	Executive compensation

An overview of the changes we implemented in 2025 in response to the feedback we received is described below.

Principle	Implication on HLF Program	Rationale

Balanced Incentives to Promote Sustainable Value-Creation. Incentive compensation should strike a balance between annual and long-term performance in order to promote sustainable growth in the value of the enterprise.

• Annual cash incentives align executive incentives on achievement of annual financial performance targets.

• SARs align executive incentives with long-term shareholder interest and share price appreciation, which over that time derive value only from share price appreciation.

• PSUs align executives with three-year (two-year in the case of the Executive Chairman) performance objectives of Adjusted EBITDA and Local Currency Net Sales, which are intended to drive long-term share price appreciation to align with shareholder interests.

• Aligns pay mix with competitive practice. • Mitigates risk through use of a balanced mix of cash and equity incentives and performance metrics.

Focus on Shareholder Aligned Incentives. A majority of total compensation is at-risk and tied to achievement of annual financial performance goals and improvement in long-term shareholder value through share price appreciation.

• Value of SARs align with sustained long-term shareholder value creation.

• Value of annual incentives and PSUs align with the achievement of performance goals that support our short-term and long-term business objectives.

• Aligns annual and long-term incentive plans to achievement of growth, profit, and share price performance as measures. These plans provide a comprehensive set of metrics used to consider overall performance of the Company and our executive team.

Competitive Pay Opportunities. Compensation opportunities must be competitive with the pay practices of companies that operate in global markets and enable us to attract and retain high-performing, highly employable executive talent with similar executive skills and capabilities.

• Peer group reflects the market in which we reasonably compete for executive talent.

• The Committee references both proxy-sourced market data from our peer group as well as general industry survey data from nationally recognized compensation surveys when setting compensation levels.

• The Committee sets each NEO’s targeted direct compensation considering appropriate market data and a variety of other factors, including individual performance, internal equity, succession planning and business strategy.

• Overall, each of our NEO’s target direct compensation falls within a competitive range of market, with appropriate variance based on incumbent-specific characteristics.

• The Company recruits high-performing executives with known track records in competitive, complex and global businesses.

• Attracts and retains top talent through the use of competitive compensation opportunities.

We remain committed to considering the results of advisory votes and shareholder feedback to further refine our approach, ensuring management incentives are fully aligned with the interests of our shareholders, distributors, and employees, which we view as essential to our long-term success.

Executive compensation	37

Establishing CEO and Executive Chairman compensation

The Chair of the Committee, with input from the independent compensation advisor, recommends the CEO’s and Executive Chairman’s compensation to the Committee in an executive session not attended by the CEO or Executive Chairman. Following the Committee’s deliberations, the proposed terms may be discussed with the CEO and Executive Chairman and refined as appropriate prior to final approval by the independent members of the Board.

Role of executive officers in executive compensation decisions

The CEO reviews compensation data gathered from a group of peer companies approved by the Committee and described under “Peer Group”, or the Herbalife Peer Group, and, along with general industry compensation surveys, considers each executive officer’s performance and scope of responsibility, and makes a recommendation to the Committee on changes to base salary, annual incentive awards and equity awards for each executive officer other than himself. The CEO participates in Committee meetings at the Committee’s request to provide relevant background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers but is not present for discussions regarding the CEO’s compensation. The Committee utilizes the information provided by the CEO along with input from its independent compensation advisor and the knowledge and experience of Committee members in making compensation decisions.

ELEMENTS OF FISCAL YEAR 2025 EXECUTIVE COMPENSATION

Base salaries

Base salaries for our NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as compared with relevant and comparable market talent. When establishing base salaries for NEOs, the Committee considers market data and positions target pay for the NEOs based on a number of factors, including experience and tenure of the executive, scope of responsibilities, business performance and individual performance.

The Committee generally reviews base salaries of our NEOs in February of each year. The chart below shows the 2024 and 2025 base salaries for each NEO, and the rationale for any base salary changes in 2025.

NEO	2024 Salary(1)	2025 Salary(1)	Rationale for 2025 Change
Stephan Gratziani	$650,000(2)	$1,100,000	Promotion to CEO
Robert Levy	$600,000	$640,000	Promotion to President
John DeSimone	$2,031(3)	$2,414	Benefit Adjustment
Frank Lamberti	$625,000	$675,000	Responsibility change
Henry Wang	$600,000	$645,000	Market adjustment
Michael O. Johnson	$1,280,000(4)	$740,742	Role change to Executive Chairman

(1)   Base salaries as of December 31, 2024 and December 31, 2025, as applicable.

(2)   Mr. Gratziani’s base salary for 2024 through April 30, 2025 was annualized at $650,000, and effective May 1, 2025, Mr. Gratziani’s base salary increased from $650,000 to $1,100,000 in connection with his promotion to CEO.

(3)   Pursuant to his employment agreement entered into on March 17, 2024, Mr. DeSimone’s salary is intended to only cover the cost of health benefits.

(4)   In October 2022, Mr. Johnson returned as the Company’s Chairman and interim Chief Executive Officer, and in December 2022, the “interim” designation was removed and Mr. Johnson became the Company’s Chairman and Chief Executive Officer. Pursuant to his employment agreement entered into on December 22, 2022, Mr. Johnson received a salary of $1. Pursuant to the 2025 CEO Agreement (defined below), Mr. Johnson’s base salary for 2024 through April 30, 2025 was annualized at $1,280,000 and effective May 1, 2025, as memorialized in the Executive Chairman Agreement (as defined below), was set at $740,742 in connection with his role change to Executive Chairman.

38	Executive compensation

Executive Management Bonus Plan

Annual incentive awards

Our annual cash incentive plan is designed to motivate and reward the achievement of annual financial targets that create value for our stakeholders. The Committee sets financial performance targets each year, ensuring they align with the Company’s business strategy, current business conditions, and competitive practices within the Herbalife Peer Group.

Incentive bonus awards require Committee approval and continuous employment through the payment date. For 2025, the Committee approved performance targets that included equally weighted performance metrics: targeted Local Currency Net Sales, serving as a proxy for sales, and Adjusted EBITDA, subject to adjustments as discussed below. These performance metrics incentivize our named executive officers to grow the business and improve our profitability.

The Committee determines each executive officer’s target incentive opportunity based on their position, responsibilities, influence on Company results, and competitive pay practices among the Herbalife Peer Group.

The following table shows each NEO’s 2025 target incentive opportunity, expressed in dollar terms and as a percentage of base salary:

NEO	Bonus Eligible Base Salary	Target Bonus
		(% of Salary)	$
Stephan Gratziani(1)	$952,055	135.4%	$1,289,178
Robert Levy(2)	$626,849	73.7%	$462,027
John DeSimone	$2,048	0%	$0
Frank Lamberti(3)	$633,356	80%	$506,685
Henry Wang	$645,000	80%	$516,000
Michael O. Johnson(4)	$918,032	136.5%	$1,252,746

(1)   Calculated using prorated salary for Mr. Gratziani due to salary changes during the year, as further outlined under “Base Salaries” above. On January 1, 2025, Mr. Gratziani’s annual target bonus opportunity was 85%, and effective May 1, 2025, increased to 150% in connection with his promotion to CEO.

(2)   Calculated using prorated salary for Mr. Levy due to salary changes during the year, as further outlined under “Base Salaries” above. On January 1, 2025, Mr. Levy’s annual target bonus opportunity was 60%, and effective May 1, 2025, increased to 80% in connection with his promotion to President.

(3)   Calculated using prorated salary for Mr. Lamberti due to salary changes during the year, as further outlined under “Base Salaries” above.

(4)   Calculated using prorated salary for Mr. Johnson due to salary changes during the year, as further outlined under “Base Salaries” above. On January 1, 2025, Mr. Johnson’s annual target bonus opportunity was 150%, and effective May 1, 2025, decreased to 125% in connection with his role change to Executive Chairman.

The following table summarizes the performance metrics, targets, weightings, actual performance and eligible payout percentages for the components of the 2025 annual incentive plan for our executive officers:

2025 Annual Incentive Plan Performance Metrics	Performance Metrics Weightings	2025 Target	2025 Results	2025 Results as a % of target	Payout as a % of Target	Weighted Payout
Adjusted EBITDA (millions)	50%	$620,000	$634,869(1)	102.4%	124.0%	62.0%
Local Currency Net Sales (millions)	50%	$4,967,793	$4,920,157(2)	99.0%	95.0%	47.5%
					Total Payout Achieved:	109.5%

(1)   Adjusted EBITDA, as discussed below.

(2)   Local Currency Net Sales, as discussed below.

Executive compensation	39

Executive bonuses

Executive bonuses are awarded based on achieving specific performance targets. 50% of the payout of these bonuses are earned for results at or above 85% of the Adjusted EBITDA target and 90% of Local Currency Net Sales. The payouts are capped when performance meets or exceeds 110% of the Adjusted EBITDA target and 105% of Local Currency Net Sales. If the results fall below 85% of the Adjusted EBITDA target or 90% of Local Currency Net Sales, no payout is given. The bonus scale uses linear interpolation for performance outcomes between these levels. This structure is designed to encourage realistic target-setting and prudent risk-taking, while also creating consequences for not meeting targets and capping potential payouts to avoid excessive incentive awards.

Targets and award determination

Annual financial performance targets are aligned to what we believe to be the expectations of our shareholders and what we believe are challenging yet achievable targets at the time of the annual budget review process. We chose these measures because we believed they would motivate our executives to drive Company growth and profitability consistent with our annual financial and long-term strategic plans.

The annual budget review for 2025 occurred in February 2025. Budget figures are built based on input from operating regions regarding trends in their respective markets, including the general economic environment, sale and consumption of our products, sales leader activity and retention, and the degree of risk in achieving forecasted revenue and expense levels.

For purposes of our annual incentive plan, the performance measures are defined and calculated as follows:

•   Local Currency Net Sales is the Company’s total reported net sales, adjusted in the same manner that the Company adjusts for public presentations and annual bonus purposes, including but not limited to adjustments for changes attributable to mergers, acquisitions, and divestitures not assumed in the long-range forecast, adjusted for variances caused by changes in accounting guidelines during the period, and adjusted to reflect currency rates assumed in the long-range forecast.

• Adjusted EBITDA is the Company’s earnings before interest, tax, depreciation and amortization, adjusted in the same manner that the Company makes adjustments for public presentations and annual bonus purposes, including but not limited to adjustments to eliminate the impact of changes in currency exchange rates; tax settlement cost or accruals (non-income tax) relating to tax contingencies for tax matters related to periods prior to the beginning of the annual performance period; long-term asset impairment charges; inventory reserves related to defective raw materials and finished goods obtained from third parties; expenses related to attacks on the Company’s business model, regulatory inquiries and regulatory settlements; litigation costs and settlements not budgeted for in the Long-Range Forecast; impact from business acquisitions and dispositions; impact from new accounting pronouncements adopted; one-time costs related to internal restructuring transactions and adjusted to reflect currency rates assumed in the Long-Term Forecast.

For 2025 annual incentive plan performance purposes, our Adjusted EBITDA was calculated consistent with the non-GAAP financial measures as presented in our quarterly earnings press releases, adjusting for: expenses related to our restructuring initiatives; amortization of software as a service implementation costs, expenses related to our technology realignment program and other transformation initiatives, digital technology program costs, and certain non-income tax expenses. Our Adjusted EBITDA was further adjusted to include for bonus purposes, the impact of changes in currency exchange rates.

The growth in Adjusted EBITDA allows for cost-effective volume point growth, promoting cost efficiencies and productivity enhancements throughout the Company.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our NEOs to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value. Our NEOs have the opportunity to earn annual incentive awards provided that the Company achieves aggressive growth targets in Local Currency Net Sales and Adjusted EBITDA. The Committee reviews and approves the performance metrics and weightings each year to ensure proper alignment of incentives.

Long-term incentive awards

Long-term incentive awards are designed to provide a link to long-term shareholder value through cash and equity awards for our executives. Each year, the Committee determines the form of the long-term incentive grant.

Additional details of the 2025 long-term incentive awards made to our NEOs can be found below and in the tabular disclosure below under “2025 Grants of plan-based awards.”

40	Executive compensation

2025 Long-term incentive awards — annual grant program

Given the management transition in 2025, the Committee granted long-term incentive awards to engage and retain our named executive officers, which promotes long-term value creation and retention of these individuals. In recognition of certain named executive officers’ expanded scope of responsibilities in 2025, including promotions, the Committee set each named executive officer’s 2025 target long-term incentive value accordingly. Additionally, these 2025 values reflect other factors in accordance with historical grant practices, including the executive’s position, scope of responsibilities, ability to influence Company results, and competitive pay practices among the Herbalife Peer Group. The table below shows each named executive officer’s 2025 target long-term incentive value and the allocation of that value between SARs PSUs and RCUs granted to the executives in February 2025. The Committee granted PSUs, RCUs, and SARs to the named executive officers to align the Company’s compensation program with general and peer group market practices, as well as align the interests of our named executive officers with those of our shareholders.

NEO	Target LTI Value	SAR grant value(1)	Total SARs awarded(1)	PSU grant value	Total PSUs awarded(2)	RCU grant value
Stephan Gratziani	$7,250,000	$1,399,998	309,734	$2,799,996	336,943	$1,400,000
Robert Levy	$1,400,000	$288,353	63,795	$576,706	69,399	$288,356
John DeSimone	$7,250,000(3)	$0	0	$0	0	$0
Frank Lamberti(4)	$1,700,000	$424,996	92,615	$849,990	100,486	$425,000
Henry Wang	$1,400,000	$349,997	77,433	$699,993	84,235	$350,000
Michael O. Johnson	$5,333,333	$1,999,996	442,477	$3,999,994	481,347	$2,000,000

(1)   All equity grants reflected in this table were made under the 2023 Plan. Grant values are set by the Committee and may vary slightly from amounts set forth in the 2025 Summary Compensation Table due in part to rounding down to the nearest whole unit in calculating the number of units granted on the grant date.

(2)   Total PSUs are listed at target level of performance.

(3)   Consists of 1,532,769 SARs granted to Mr. DeSimone in 2024 pursuant to his employment agreement. Mr. DeSimone does not participate in the annual LTI program.

(4)   For Mr. Lamberti, in February 2025, the Committee approved grants of 77,433 SARs and 84,235 PSUs (at target) and, in November 2025, the Committee approved additional grants of 15,182 SARs and 16,251 PSUs (at target) in connection with his role responsibility change.

Restricted Cash units

Due to constraints on the number of shares under the shareholder approved equity plan and an effort to help minimize dilution to our shareholders, the Committee granted RCUs to employees, including NEOs, in 2025. The 2025 RCUs awarded to each of our NEOs, other than Mr. Johnson, will vest in three equal annual installments subject to the NEO’s continuous employment through each vesting date. Mr. Johnson’s RCUs vested 50% on February 21, 2026 and the remainder will vest on the date of the Annual General Meeting, subject to continuous service through such date. The number of RCUs that vest on each vesting date is settled in an equivalent USD 1:1 value.

Stock appreciation rights

The 2025 SARs awarded to each of our NEOs, other than Mr. Johnson, will vest in three equal annual installments subject to the NEO’s continuous employment through each vesting date. Mr. Johnson’s SARs vested 50% on February 21, 2026 and the remainder will vest on the date of the Annual General Meeting, subject to continuous service through such date. The SARs’ exercise price is equal to our share price on the date of grant. Vested SARs may be exercised at any time until the tenth anniversary of the grant date. Upon exercise, an NEO will receive shares with a value equal to the product of (i) the number of SARs exercised and (ii) an amount equal to the excess of the share price on the date of exercise over the SARs’ exercise price.

Performance Stock Units

In 2025, the Committee utilized PSUs as 50% of the Company’s long-term incentive program for our NEOs. With the exception of Mr. Johnson’s PSUs, all such PSUs awarded in 2025 will vest on December 31, 2027, subject to the Company’s achievement of the performance targets set by the Committee as measured over the three-year performance

Executive compensation	41

period beginning on January 1, 2025 and ending on December 31, 2027, subject further to continued Company service. Mr. Johnson’s PSUs will vest on December 31, 2026 subject to the achievement of the performance targets over the two-year performance period beginning on January 1, 2025 and ending on December 31, 2026, subject further to continued Company service. The number of PSUs that will become earned and vested will be determined based on the Company’s performance against the financial and operating performance targets. These targets correspond to the Company’s long-range forecast. The number of PSUs that may become earned is 50% if the threshold performance level is achieved (no PSUs will be earned for performance below threshold). The maximum number of PSUs that may become earned and vested is 120% of the target PSU award granted to the participant. This upside limitation of 120%, compared to market standard of 200%, was implemented in an effort to help minimize dilution to our shareholders.

The number of PSUs that will become earned upon vesting is based on achievement of performance targets for Local Currency Net Sales and Adjusted EBITDA (each as defined above). Each of these metrics makes up one-half of the PSU award granted to the NEOs. Each metric is weighted equally to determine total payout and linear interpolation is used to determine the number of PSUs earned and vested for performance.

We believe that the grant of PSUs increases the alignment of equity compensation with shareholder value and reward our NEOs for accelerating the Company’s growth. Further, if PSUs are earned, the NEOs will be aligned with shareholders through share ownership. PSUs comprised 50% of the Company’s 2025 long-term incentive program for our NEOs.

Equity award grant policy

It is the Company’s policy to make annual equity grants to all eligible employees during an “open trading window”, which typically begins the second trading day following our release of quarterly financial results. We also follow a quarterly grant approval process where awards are authorized for newly-hired employees and to newly promoted executives other than our executive officers. All annual equity awards made to our NEOs and other executives are made pursuant to this equity grant policy, which was approved by the Committee. During 2025, the Committee did not consider material nonpublic information when determining the timing or terms of equity awards, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Committee did not grant SARs to any NEO in 2025 during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, Form 10-Q or Form 8-K that disclosed material nonpublic information. The Company also maintains an Employee Stock Purchase Plan. Pursuant to the terms of the Employee Stock Purchase Plan, purchases under the plan are based on the closing stock price on the last trading day of each fiscal quarter.

We encourage all Section 16 officers to utilize a Rule 10b5-1 trading plan when exercising or selling any of the Company’s equity.

Anti-hedging/pledging policies

Because hedging transactions often result in the establishment of a short position in Company securities and limit or eliminate an employee’s ability to profit from an increase in value of a company’s securities, Company policy prohibits all employees, including Section 16 Officers, and all members of the Board from entering into hedging transactions with respect to the Company’s Common Shares. In addition, the Company has a policy that prohibits executives and directors from pledging their Common Shares as collateral for a loan or for any other purpose.

Insider trading policies and procedures

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The full text of our insider trading policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Clawback policy

The Board has adopted a Rule 10-D-1 clawback policy, compliant with the requirements of the SEC and NYSE listing standards, that includes a mandatory clawback of excess cash and equity incentive compensation earned by our Section 16 Officers. Specifically, in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, the Board or its Compensation Committee shall, among other things, recoup any excess incentive compensation paid to an executive that was based upon the achievement of financial results that were subsequently restated. The Company’s Amended and Restated 2023 Stock Incentive Plan provides that all awards made thereunder are subject to the Company’s clawback policies.
42	Executive compensation

Retirement plans and other Benefits

The Company’s U.S.-based employees, including the NEOs, participate in a variety of savings, health and welfare and paid time-off benefits typically provided by competitors for the services of the Company’s employees. Health and welfare and paid time-off benefits help the Company maintain a healthy, productive and focused workforce.

In addition, in fiscal year 2025, our NEOs were eligible to participate in the following executive benefits:

•   Retirement Benefits — Our NEOs participate in our tax-qualified 401(k) Plan and our Senior Executive Deferred Compensation Plan described in more detail under “Non-Qualified Deferred Compensation Plans.” We maintain these plans for the purposes of providing a competitive benefit, allowing NEOs an opportunity to defer compensation to encourage our NEOs to save for retirement. The 401(k) plan provides an employer match on the first 4% of employee deferral at 100%. On the next 2% of employee deferral, the employer match is 50%. For 2025, the annual maximum employee deferral was $23,500 plus an additional $7,500 if over the age of 50. Employer matching contributions vest 100% after two years of service.

•   Employee Stock Purchase Plan — Our NEOs are eligible to participate in our broad-based Employee Stock Purchase Plan, or ESPP. The ESPP generally allows all U.S.-based employees and officers to purchase Common Shares through payroll deductions of up to 10% of their annual, eligible compensation up to a maximum of $25,000 per year. The price of Common Shares purchased under the ESPP is equal to 85% of the fair market value of the Common Shares on the specified purchase date. We maintain the ESPP for the purpose of providing eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing Common Shares through payroll deductions.

•   Life Insurance — We provide basic life insurance coverage of 200% of base salary up to a maximum of $2,000,000 to our executives and up to $1,000,000 to all other eligible employees. This is a fully insured benefit. Employees are taxed on their imputed income from this benefit on coverage exceeding $50,000.

Perquisites

The Company provides certain NEOs with spousal and partner travel reimbursement to support important business objectives, and a private jet allowance for personal usage equal to $500,000 to Mr. Johnson in accordance with the terms the Executive Chairman Agreement, as further described below. As it relates to the spousal or partner travel reimbursement, building strong relations with Herbalife Members is critical to our business. We host worldwide Member events to continue to strengthen our relations with Herbalife Members and encourage our senior executives to invite their spouses or partners, as the case may be, to attend certain international Member events to help foster and build relationships with Herbalife Members and their spouses or partners. We reimburse senior executives for authorized travel expenses of an accompanying spouse or partner to Member events, including any related tax impact, in support of the Company’s business.

In July 2025, the Committee approved reimbursement of certain executive perquisites, including annual executive physical examinations (up to $8,000) and financial and tax planning services (up to $7,500). These benefits are intended to support the health and financial well-being of our executives and are consistent with competitive market practices. Reimbursements are provided in accordance with Company policy.

Employment and severance agreements

Other than Mr. Johnson (who is not eligible under the terms of his employment agreement), our NEOs may be eligible to participate in the Herbalife International of America, Inc. Executive Officer Severance Plan, or the Severance Plan, which provides for certain benefits upon death, disability, resignation by the executive with good reason or termination by the Company without cause. The Executive Chairman Agreement provides for certain benefits with respect to the long-term incentive awards granted to Mr. Johnson in 2025. For additional details regarding the Severance Plan and Mr. Johnson’s long-term incentive awards, please see “Potential Payments Upon Termination or Change in Control.”

Severance benefits include cash payments and other benefits in an amount the Company believes is appropriate and are contingent upon the executive officer first executing a general release of claims. Additional payments may be approved by the Committee in certain circumstances and in its sole discretion, including but not limited to reasonable compensation for the departing executive officer’s consulting services to ensure a successful transition to his or her successor.

The Company’s Amended and Restated 2023 Stock Incentive Plan and equity compensation awards granted to the NEOs contain change in control and termination provisions. In general, these arrangements provide for benefits upon certain qualifying terminations or a termination of such executive’s employment in connection with a change in control. Accelerated vesting of equity-based awards is generally triggered when a change in control event occurs and either the acquiring or surviving entity fails to assume or continue the stock-based award or the executive is involuntarily

Executive compensation	43

terminated, other than for disability, cause or gross misconduct, within a certain period of time after the effective date of the change of control event. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. Based on a competitive analysis of the severance and change in control arrangements maintained by the companies in the Herbalife Peer Group, the Committee believes that these benefits are customary among the Herbalife Peer Group for executives in similar positions. Please refer to the discussion under “Potential Payments Upon Termination or Change in Control” for a more detailed discussion of our severance and change in control arrangements.

The Company provides these benefits to NEOs to support their ability to assess and execute corporate opportunities in the best interests of shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control. We believe the severance and change of control benefits strike a balance between providing sufficient protections for the NEO while still providing post-termination compensation that we consider reasonable and in the interests of the Company and our shareholders.

Michael Johnson

On February 6, 2025, we entered into a new employment agreement with Mr. Johnson, or the 2025 CEO Agreement, which remained in effect until May 1, 2025, at which time we entered into a new employment agreement with Mr. Johnson, the Executive Chairman Agreement, in connection with his role as Executive Chairman. Pursuant to the 2025 CEO Agreement, the payments and benefits to which Mr. Johnson was entitled to included (i) annual base salary of $1,280,000, (ii) eligibility for an annual bonus targeted at $1,920,000 (with a maximum bonus of 300% of target), and (iii) equity incentive awards having a grant date fair value equal to $8,000,000, or the Johnson Equity Awards. Upon entry into the Executive Chairman Agreement, Mr. Johnson’s annual base salary was reduced to $740,741 and his target bonus opportunity was set at 125% of such base salary (with a maximum bonus of 200% of target). The Executive Chairman Agreement provided that Mr. Johnson would continue to be eligible for the Johnson Equity Awards, which consisted of the same type and mix (if any) of equity incentive awards as those granted to the Company’s Executive Vice Presidents for fiscal year 2025 under the 2023 Plan, with a grant date fair value equal to $8,000,000, of which

$2,666,666 is in connection with 4 months of service as Chief Executive Officer beginning from January 1, 2025 plus $5,333,334 for 12 months of service from the Effective Date as Executive Chairman. The Johnson Equity Awards consist of the following: (i) 50% of the value of the Johnson Equity Awards are Performance Stock Units that are subject to performance-based vesting criteria (“PSUs”), (ii) 25% of the value of the Johnson Equity Awards are restricted cash units (“RCUs”) and (iii) 25% of the value of the Johnson Equity Awards are Stock Appreciation Rights (“SARs”). Mr. Johnson continues to be entitled to personal use of private aircraft paid by the Company, subject to an annualized limit of $500,000 based on the incremental cost to the Company of such use.

The Johnson Equity Awards vest, subject to continued service through the applicable vesting date as an employee and/or member of the Board of Directors of the Company (the “Board”), in two installments, 50% on the first anniversary of the date on which they are granted (the “Grant Date”), and 50% on the date of the Company’s Annual General Meeting. The SARs that are granted as part of the Johnson Equity Awards will remain outstanding for the full ten-year term unless Mr. Johnson’s employment is terminated for “cause” (as defined in the applicable award agreement). The PSU performance metrics are the same as those for the Company’s Executive Vice Presidents, except that the vesting of the PSUs is subject to achievement of cumulative goals set for fiscal years 2025 and 2026. Notwithstanding the foregoing, if (i) Mr. Johnson voluntarily resigns as Executive Chairman prior to the date of the Company’s Annual General Meeting, any unvested portion of the Johnson Equity Awards will be forfeited; (ii) Mr. Johnson is terminated as Executive Chairman without “cause” (as defined in the applicable award agreement) or is not re-elected or nominated by the Company for election to the Board, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, the Johnson Equity Awards shall accelerate based on the number of days Mr. Johnson was providing continuous service as an employee and/or member of the Board during the vesting period and, for any PSUs, the Company’s achievement with respect to the applicable performance metric(s); or (iii) Mr. Johnson is involuntarily terminated from his position as Executive Chairman within twenty-four (24) months following a “change in control” (as defined in the Plan), the Johnson Equity Awards will be subject to acceleration as provided in Section 15(c) of the Company’s 2023 Plan. Mr. Johnson continues to be ineligible to participate in the Herbalife International of America, Inc. Executive Officer Severance Plan.

44	Executive compensation

Stephan Gratziani

Mr. Gratziani was appointed as the Company’s Chief Executive Officer, effective May 1, 2025. In connection with his role as Chief Executive Officer, the payments and benefits to which Mr. Gratziani is entitled to include (i) an annual salary of $1,100,000, (ii) eligibility for an annual bonus targeted at targeted at $1,289,178 (with a maximum bonus of 200% of target), and (iii) prorated equity incentive awards having a grant date fair value equal to $5,600,000 (the “Gratziani Equity Awards”). The Gratziani Equity Awards consist of the following: (i) 50% of the value of the Gratziani Equity Awards are PSUs that are subject performance-based vesting criteria, (ii) 25% of the value of the Gratziani Equity Awards are RCUs and (iii) 25% of the value of the Gratziani Equity Awards are SARs. The portions of the Gratziani Equity Awards granted in the form of SARs and RCUs vest, subject to continued employment with the Company, in equal annual installments over three years from the date of grant. The portion of the Gratziani Equity Awards granted in the form of PSUs vest based on continued employment and the satisfaction of the performance-based vesting criteria on the third anniversary of the date of grant.

Robert Levy

Mr. Levy was appointed as the Company’s President, effective May 1, 2025. In connection with his role as President, the payments and benefits to which Mr. Levy is entitled to include (i) an annual salary of $640,000, (ii) eligibility for an annual bonus targeted at targeted at $462,027 (with a maximum bonus of 200% of target), and (iii) prorated equity incentive awards having a grant date fair value equal to $933,333 (the “Levy Equity Awards”). The Levy Equity Awards consist of the following: (i) 50% of the value of the Levy Equity Awards are PSUs, (ii) 25% of the value of the Levy Equity Awards are RCUs and (iii) 25% of the value of the Levy Equity Awards are SARs. The portions of the Levy Equity Awards granted in the form of SARs and RCUs vest, subject to continued employment with the Company, in equal annual installments over three years from the date of grant. The portion of the Levy Equity Awards granted in the form of PSUs vest based on continued employment and the satisfaction of the performance-based vesting criteria on the third anniversary of the date of grant.

John DeSimone

On March 27, 2024, the Company and Herbalife International America, Inc. executed an employment agreement with John DeSimone in connection with his appointment as the Company’s Chief Financial Officer,

or the CFO Employment Agreement, effective March 17, 2024. The CFO Employment Agreement has a term through March 26, 2026, and entitles Mr. DeSimone to an award of SARs having a grant date fair value of $7,250,000, or the CFO SARs. The CFO SARs vest in two installments, 50% on the first anniversary of the date on which they were granted, or the DeSimone Grant Date, and 50% on the second anniversary of the DeSimone Grant Date. The CFO SARs award has a ten-year term. Notwithstanding the foregoing, if: (i) Mr. DeSimone voluntarily resigns as Chief Financial Officer prior to the second anniversary of the DeSimone Grant Date or is terminated for “cause” (as defined in the applicable award agreement), all unvested CFO SARs will be forfeited; (ii) Mr. DeSimone is terminated as Chief Financial Officer without “cause”, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, a pro-rata portion of the CFO SARs award will immediately vest based on the number of full months Mr. DeSimone was employed by the Company during the applicable vesting period, or (iii) Mr. DeSimone is involuntarily terminated from his position as Chief Financial Officer within twenty-four (24) months following a “change in control” (as defined in the 2023 Plan), the CFO SARs are subject to acceleration as provided in Section 15(c) of the 2023 Plan. The Company may enter into a new employment agreement with Mr. DeSimone in connection with the expiration of the CFO Employment Agreement. As of the date of this filing, no new agreement has been entered into.

Compensation advisor

The Committee is authorized by its charter to retain independent compensation consultants and other advisors. In 2025, the Committee re-engaged Meridian Compensation Partners, LLC to serve as its independent consultant and to assist in evaluating our executive compensation programs and in setting executive officer compensation. Meridian reports directly to the Committee.

During its period of engagement in 2025, Meridian regularly participated in Committee meetings and provided analyses and recommendations that inform the Committee’s decisions; identified peer group companies for competitive market comparisons; evaluated market pay data and competitive-position benchmarking; provided analyses and inputs on program structure, performance measures, and goals; provided updates on market trends and the regulatory environment as it relates to executive compensation; reviewed various management proposals presented to the Committee related to executive and board compensation; and worked with the Committee to validate and strengthen the pay-for-performance relationship.

Executive compensation	45

The Committee assessed the independence of Meridian. In its assessment, the Committee considered the following factors specified in the NYSE listing standards: (i) the provision of other services by the consulting firm to the Company; (ii) the amount of fees paid as a percentage of the total revenue of the consulting firm; (iii) the policies and procedures of the consulting firm that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant with a member of the Committee; (v) any stock of the Company owned by the consultant; and (vi) any business or personal relationship of the consultant or consulting firm with an executive officer of the Company. Meridian provided the Committee with confirmation of its independent status. Based on this evaluation, the Committee has determined that Meridian met the criteria for independence and that its work with the Committee during fiscal year 2025 did not raise any conflicts of interest.

46	Executive compensation

Peer group

Our level of compensation for our NEOs was compared to compensation paid by the Herbalife Peer Group. The criteria used to identify the Herbalife Peer Group were: (1) principal operations in the U.S. with an international presence — we operate in 95 markets around the world in a highly regulated business where approximately 80% of our net sales for the year ended December 31, 2025, were generated outside of the United States; (2) financial scope — our management talent should be similar to that of companies of a similar size in terms of revenues and market capitalization; (3) industry — we compete for talent with other companies in consumer product related industries; and (4) common “peer of peers” — we examined companies that are most frequently considered peers by Herbalife’s peers. Annually, the Committee reviews the peer group and updates the group as appropriate.

With respect to pay decisions regarding 2025 NEO compensation, the industry peer group was comprised of the sixteen (16) companies listed below. All of the peer companies were within the range of approximately 20% and 240% of Herbalife’s trailing twelve-month revenues at the time the peer group was established in July 2024. The peer group median revenue of $6.0 billion and median market capitalization of $4.1 billion, in each case at the time the Herbalife Peer Group was established, were comparable to those of Herbalife. During this period, the Herbalife Peer Group consisted of the following:

Company	Industry	Revenue (last twelve months)* ($ millions)	Market capitalization* ($ millions)
BellRing Brands, Inc.	Personal Care Products	$2,321	$3,166
The Campbell’s Company	Packaged Foods and Meats	$10,158	$8,309
Church & Dwight Co., Inc.	Household Products	$6,203	$20,135
The Clorox Company	Household Products	$6,758	$12,299
Conagra Brands, Inc.	Packaged Foods and Meats	$11,235	$8,281
Coty Inc.	Personal Care Products	$5,807	$2,694
Edgewell Personal Care Company	Personal Care Products	$2,231	$796
The Hain Celestial Group, Inc.	Packaged Foods and Meats	$1,506	$97
International Flavors & Fragrances, Inc.	Specialty Chemicals	$10,890	$17,258
The J.M. Smucker Company	Packaged Foods and Meats	$8,773	$10,436
Medifast, Inc.	Personal Care Products	$386	$110
McCormick & Company, Incorporated	Packaged Foods and Meats	$6,840	$18,278
Nu Skin Enterprises, Inc.	Personal Care Products	$1,485	$469
Post Holdings, Inc.	Packaged Foods and Meats	$8,358	$5,111
Spectrum Brands Holdings, Inc.	Household Products	$2,786	$1,381
TreeHouse Foods, Inc.	Packaged Foods and Meats	$3,336	$1,191
Herbalife Ltd.	Personal Care Products	$5,038	$1,332
Percentile Rank		45%	32%

*     Effective as of December 31, 2025 (with information available as of March 2, 2026).

Tax implications

Section 162(m) of the Code

The Committee takes into account the tax and accounting implications (including with respect to the expected lack of deductibility under Section 162(m) of the Internal Revenue Code) when making compensation decisions, but reserves its right to continue to make compensation decisions based on other factors if it determines that it is in the best interests of the Company and its shareholders to do so. Further, interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Committee, may affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible in the future.

Executive compensation	47

Compensation Committee report

The Compensation Committee of the Board of Directors is currently composed of three independent directors. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. The Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s

2026 Annual General Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Maria Otero (Chair)

Celine Del Genes

Don Mulligan

Executive officers of the registrant

Executive Officer	Age	Position with the company	Officer since
Stephan Gratziani	57	Chief Executive Officer	2024
Robert Levy	67	President	2004
John DeSimone	59	Chief Financial Officer	2009
Frank Lamberti	53	Chief Commercial Officer	2022
Henry C. Wang	56	Chief Legal Officer and Corporate Secretary	2018
Michael O. Johnson	71	Executive Chairman	2022

Set forth below is a brief description as of the date hereof regarding the business experience of all executive officers other than Mr. Johnson, who is also a director and whose business experience is set forth under “— Proposals to be voted on at the meeting — Proposal 1: The election of directors”. Each executive officer serves for a term established by the Board.

Mr. Gratziani is the Chief Executive Officer of the Company and has held this position since May 2025. Mr. Gratziani previously served as the Company’s President from January 2024 to May 2025 and Chief Strategy Officer from August 2023 to January 2024. Mr. Gratziani also served on the Company’s Board from April 2023 to August 2023. Prior to becoming an employee of the Company, Mr. Gratziani served as an independent Herbalife distributor for over 32 years. During his time as an independent distributor, Mr. Gratziani expanded his Herbalife business to 70 markets across North America, South America, Europe, and Asia. He was named to the Company’s Chairman’s Club in 2010, and in 2018, he achieved the highest distributor level of Founder’s Circle. Mr. Gratziani was also recognized as one of Herbalife’s top 3 independent distributors in the world for 2022. As a distributor leader, he has been an integral member of various strategy and planning groups for the Company and brings a strong analytics background and innovative entrepreneurism.

Mr. Levy is the President of the Company and has held this position since May 2025. Mr. Levy previously served as the Company’s Managing Director, International, from May 2024 to May 2025. Prior to his role as Managing Director,

International, Mr. Levy served as Regional President of the Americas from July 2023 to May 2024, Executive Vice President, Worldwide Distributor Relations from August 2022 to June 2023, and Executive Vice President, Worldwide Distributor Affairs & Latin America from December 2019 to August 2022. From May 2018 until December 2019, Mr. Levy was the Executive Vice President of the Americas and Worldwide Distributor Affairs, from August 2017 to May 2018, the Executive Vice President of the Americas, and from December 2013 to August 2017, the Executive Vice President of APAC, China, EMEA and Worldwide Sales and Marketing. Prior to such roles, Mr. Levy held successive roles and responsibilities at the Company over various operations, sales and distributor-facing functions around the globe, having joined the Company in November 1994. Mr. Levy holds a Bachelor of Arts degree in economics from Boston University.

Mr. DeSimone is the Chief Financial Officer of the Company and has held this position since March 2024. From 2023 to 2024, Mr. DeSimone served as a Special Advisor to the Chief Executive Officer. Mr. DeSimone previously served as the Company’s Co-President and Chief Strategic Officer from May 2018 until March 2020. From January 2010 until May 2018, Mr. DeSimone served as the Company’s Chief Financial Officer. Mr. DeSimone joined the Company in November 2007 as Senior Vice President, Corporate Financial Planning and Analysis and was promoted to the position of Senior Vice President, Finance & Distributor Operations in January 2009. Mr. DeSimone received his Bachelor of Science in Business Administration from Bryant College (now known as Bryant University).

48	Executive compensation

Mr. Lamberti is the Company’s Chief Commercial Officer and has held this position since March 2024. Mr. Lamberti previously served as the Company’s Chief Operating Officer and Regional President of the Americas from to July 2022 to July 2023. Mr. Lamberti served as the Company’s Executive Vice President, Distributor and Customer Experience and Chief of Staff from August 2021 to July 2022, and he served as the Company’s Executive Vice President, Distributor and Customer Experience from August 2017 to August 2021. Prior to such roles, Mr. Lamberti held progressive roles and responsibilities at the Company over various finance and operations functions, having joined the Company in 2005. Mr. Lamberti has a Bachelor of Science degree in Business Management from Florida Atlantic University.

Mr. Wang is the Chief Legal Officer and Corporate Secretary of the Company. He has been the Chief Legal Officer since May 2024. Mr. Wang was previously the Executive Vice President, General Counsel from May 2018 to May 2024 and has been the Corporate Secretary since February 2019. Mr. Wang was Senior Vice President, Deputy General Counsel and Chief Compliance Officer from August 2016 to May 2018. Mr. Wang joined the Company in December 2013 as Senior Vice President, Associate General Counsel, from the law firm of Lee, Tran, Liang and Wang LLP. Prior to that, he was a partner at Manatt, Phelps & Philips LLP, and Reed Smith LLP. Mr. Wang holds a bachelor’s degree from University of California, Berkeley and a Juris Doctor from Tulane University Law School.

2025 Summary compensation table

The following table sets forth the total compensation for the fiscal years ended December 31, 2025, 2024 and 2023, of our NEOs.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)	Total ($)
Michael O. Johnson	2025	944,001	—	3,999,994	1,999,996	1,371,756	346,896(3)	8,662,643
Executive Chairman	2024	1,230,769	—	4,684,643	3,999,996	2,762,155	529,956	13,207,519
and Former Chief	2023	1	250,000	—	—	684,657	341,907	1,276,565
Executive Officer
John DeSimone	2025	2,031	—	—	—	—	—	2,031
Chief Financial	2024	6,274	—	—	7,249,997	—	1,405	7,257,676
Officer	2023	74,246	—	1,994,995	1,994,992	20,018	3,767	4,088,018
Stephan Gratziani*	2025	930,385	—	2,799,996	1,399,998	1,411,650	842,812(4)	7,384,841
Chief Executive Officer	2024	648,519	—	799,991	2,399,996	794,601	1,017,934	5,661,041
and Former President
Frank Lamberti	2025	630,769	—	849,990	424,996	554,820	21,720(5)	2,482,295
Chief Commercial	2024	625,000	—	349,996	1,049,997	1,000,000	7,768	3,032,761
Officer	2023	605,096	—	349,989	1,049,990	213,308	11,259	2,229,642
Henry Wang	2025	636,346	—	699,993	349,997	565,020	18,528(6)	2,269,884
Chief Legal Officer	2024	600,000	—	349,996	1,049,997	690,539	17,934	2,708,466
and Corporate	2023	590,385	—	349,996	1,049,995	265,399	15,534	2,271,309
Secretary
Robert Levy*	2025	624,923	—	576,706	288,353	572,914	30,662(7)	2,093,558
President

*     Mr. Gratziani was an NEO for the first time in 2024. Mr. Levy was not an NEO in 2023 or 2024. Accordingly, only information relating to Mr. Levy’s fiscal 2025 compensation is included in the compensation tables and related discussions of NEO compensation.

(1)   Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718. For the 2025 PSU grants, the grant date fair values of such awards, assuming performance at the maximum level, would be $4,799,989 for Mr. Johnson, $3,359,991 for Mr. Gratziani, $1,019,986 for Mr. Lamberti, $839,991 for Mr. Wang, and $692,040 for Mr. Levy.

(2)   Incentive plan amounts determined as more specifically discussed under “— Compensation discussion and analysis — Annual incentive awards & long-term incentive program — Targets and award determination.”

Executive compensation	49

(3)   Amounts disclosed in this column for Mr. Johnson for 2025 include: (i) $334,346 non-business use of private aircraft; (ii) $540 in Company-paid premiums for executive life insurance; and (iii) $7,500 in Company-paid financial planning services and $4,510 in tax gross-ups related thereto. The Company determines the aggregate incremental cost of personal usage of Company chartered aircraft based on actual costs or charges incurred. For income tax purposes, the amounts included in Mr. Johnson’s income are calculated based on the standard industry fare level valuation method.

(4)   Amounts disclosed in this column for Mr. Gratziani for 2025 include: (i) $10,585 non-business use of private aircraft; (ii) $1,442 in Company-paid premiums for executive life insurance; (iii) $17,500 in Company paid 401(k) matching contributions; (iv) $753,994 as payment for the suspension of his distributorship; (v) $7,500 in Company-paid financial planning services and $3,161 in tax gross-ups related thereto; (vi) $15,710 in relocation benefits and $5,057 in tax gross-ups related thereto; and (vii) $16,899 for authorized spousal or partner travel expenses related to distributor events pursuant to the Company’s Senior Executive Event Travel Policy and $10,964 in tax gross-ups related thereto. The Company determines the aggregate incremental cost of personal usage of Company chartered aircraft based on actual costs or charges incurred. For income tax purposes, the amounts included in Mr. Gratziani’s income are calculated based on the standard industry fare level valuation method.

(5)   Amounts disclosed in this column for Mr. Lamberti for 2025 include: (i) $1,020 in Company-paid premiums for executive life insurance; (ii) $6,509 in Company paid 401(k) matching contributions; and (iii)$7,500 in Company-paid financial planning services and $6,691 in tax gross-ups related thereto.

(6)   Amounts disclosed in this column for Mr. Wang for 2025 include: (i) $1,028 in Company-paid premiums for executive life insurance; and (ii) $17,500 in Company paid 401(k) matching contributions.

(7)   Amounts disclosed in this column for Mr. Levy for 2025 include: (i) $665 in Company-paid premiums for executive life insurance; (ii) 4,925 in Company paid 401(k) matching contributions; (iii) $4,500 in Company-paid financial planning services and $4,015 in tax gross-ups related thereto; (iv) $6,935 in annual executive physical examinations; and (v) $9,622 contributed to the Senior Executive Deferred Compensation Plan, which represents the Company’s matching contribution earned in 2025.

2025 Grants of plan-based awards

The following table sets forth all grants of plan-based awards made to the NEOs during the fiscal year ended December 31, 2025. For further discussion regarding the grants see “— Compensation discussion and analysis — Long-term incentive awards.”

NEO	Grant Date(1)	Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares or stock units(1) (#)	All other SAR awards: number of securities underlying SARS(1) (#)	Exercise or base price of SAR Awards ($/share)	Grant date fair value of Stock and SAR Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephan Gratziani		644,589	1,289,178	2,578,356
	2/21/2025								309,734	$8.31	$1,399,998
	2/21/2025				168,471	336,943	404,331				$2,799,996
Robert Levy		231,014	462,027	924,055
	2/21/2025								63,795	$8.31	$288,353
	2/21/2025				34,699	69,399	83,278				$576,706
John DeSimone
	—							—	—	—
Frank Lamberti		253,342	506,685	1,013,370
	2/21/2025								77,433	$8.31	$349,997
	2/21/2025				42,117	84,235	101,082				$699,993
	11/14/2025								15,182	$9.23	$74,999
	11/14/2025				8,125	16,251	19,501				$149,997
Michael Johnson		626,373	1,252,746	2,505,491
	2/21/2025								442,477	$8.31	$1,999,996
	2/21/2025				240,673	481,347	577,616				$3,999,994
Henry Wang		258,000	516,000	1,032,000
	2/21/2025								77,433	$8.31	$349,997
	2/21/2025				42,117	84,235	101,082				$699,993

(1)   The Committee approved the annual equity awards in February 2025. In November 2025, the Committee approved separate grants of 15,182 SARs, & 16,251 PSUs to Mr. Lamberti. All equity grants reflected in this table were made under the 2023 Plan. Grant values are set by the Committee and may vary slightly from amounts set forth in the 2023 Summary Compensation Table due in part to rounding down to the nearest whole unit in calculating the number of units granted on the grant date.

50	Executive compensation

(2)   Calculated using prorated salaries due to NEO salary changes during the year, as further outlined under “Base Salaries” above.

(3)   For the 2025 PSU grants, the grant date fair value above was calculated assuming performance at the target level.

Narrative disclosure to summary compensation table and grants of plan-based awards

Equity Awards. In fiscal year 2025, we granted each of our NEOs long-term performance-based compensation in the form of SARs and PSUs. All equity awards shown in this table were granted under the 2023 Plan. SARs awarded to our NEOs in fiscal year 2025 will vest, subject to continued employment, over three years, with the exception of the awards made to Mr. Johnson, which vest over two years. The circumstances pursuant to which the equity awards have accelerated vesting are described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Non-Equity Incentive Plan Compensation Awards. These amounts reflect the potential threshold, target and maximum annual incentive bonus awards payable to our NEOs as annual incentive bonuses for fiscal year 2025. Target bonus amounts assume achievement of the objective goals at the target amounts. Maximum bonus amounts assume achievement of the objective goals at the maximum for a payout of 200% of target. The NEOs received actual bonuses for fiscal year 2025 in the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

Executive compensation	51

Outstanding equity awards at 2025 fiscal year-end

The following table sets forth equity awards of the NEOs outstanding as of December 31, 2025.

NEO	Grant Date	Option/Stock Appreciation Right Awards				Stock Awards
		Number of securities underlying unexercised options/SARs exercisable (#)	Number of securities underlying unexercised unearned options/SARs unexercised (#)	Exercise Price ($)	Expiration date	Equity incentive plan awards: number of unearned stock units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(8)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(8)
Stephan Gratziani	08/04/2023	470,809		$18.610	8/4/2033(1)
	11/03/2023	103,244(5)	51,623	$13.260	11/3/2033
	11/03/2023					8,799(7)	$113,419
	02/16/2024	55,282(5)	110,565	$8.070	2/16/2034
	02/16/2024					18,588(7)	$239,599
	05/03/2024	116,396(5)	232,794	$9.580	5/3/2034
	05/03/2024					40,014(7)	$515,780
	02/21/2025	0	309,734(5)	$8.310	2/21/2035
	02/21/2025							336,943(9)	$4,343,195
Robert Levy	05/09/2016	43,668		$31.255	5/9/2026(1)
	02/27/2017	45,902		$28.595	2/27/2027(1)
	05/04/2023	53,365(5)	26,684	$13.600	5/4/2033
	05/04/2023					3,983(7)	$51,341
	05/03/2024	32,894(5)	65,790	$9.580	5/3/2034
	05/03/2024					11,309(7)	$145,773
	02/21/2025	0	63,795(5)	$8.310	2/21/2035
	02/21/2025							69,399(9)	$894,553
John DeSimone	05/09/2016	116,560		$31.255	5/9/2026(1)
	02/27/2017	122,528		$28.595	2/27/2027(1)
	02/16/2023	144,564	72,283(5)	$20.170	2/16/2033
	02/16/2023					32,971(7)	$424,996
	03/25/2024	766,384	766,385(2)	$9.330	3/25/2034
Frank Lamberti	02/29/2016	12,540		$27.375	2/28/2026(1)
	05/09/2016	30,231		$31.255	5/9/2026(1)
	02/27/2017	31,779		$28.595	2/27/2027(1)
	05/04/2023	53,365	26,684(5)	$13.600	5/4/2033
	05/04/2023	—		$—		3,983(7)	$51,341
	08/04/2023	—		$—		3,359(7)	$43,298
	08/04/2023	42,954	21,478(5)	$18.610	8/4/2033
	05/03/2024	70,849	141,701(5)	$9.580	5/3/2034
	05/03/2024	—		$—		24,357(7)	$313,962
	02/21/2025	—		$—				84,235(9)	$1,085,789
	02/21/2025	—	77,433(5)	$8.310	2/21/2035
	11/14/2025	—		$—				16,251(9)	$209,475
	11/14/2025	—	15,182(5)	$9.230	11/14/2035
Henry Wang	05/09/2016	9,040		$31.255	5/9/2026(1)
	02/27/2017	12,288		$28.595	2/27/2027(1)
	05/04/2023	114,941	57,472(5)	$13.600	5/4/2033
	05/04/2023					8,579(7)	$110,583
	05/03/2024	70,849	141,701(5)	$9.580	5/3/2034
	05/03/2024					24,357(7)	$313,962
	02/21/2025	0	77,433(5)	$8.310	2/21/2035
	02/21/2025							84,235(7)	$1,085,789
Michael O. Johnson	12/22/2022	783,699		$14.450	12/22/2032(1)
	02/16/2024	982,800		$8.070	2/16/2034(1)
	02/21/2025							481,347(10)	$6,204,563
	02/21/2025		442,477(6)	$8.310	2/21/2035

(1)   These SARs were fully vested as of December 31, 2025.

(2)   Subject to continued employment, these SARs vest annually, 50% on the first anniversary and 50% on the second anniversary of the grant date.

52	Executive compensation

(3)   Subject to continued employment, these RSUs vest annually, 50% on the first anniversary and 50% on the second anniversary of the grant date.

(4)   Subject to continued employment, these RSUs vest annually, 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the grant date.

(5)   Subject to continued employment, these SARs vest 1/3 each year on the anniversary of the grant date for three years.

(6)   Vests 50% on February 21, 2026, and the remainder vests on the date of the annual meeting.

(7)   Subject to continued employment, these RSUs vest 1/3 each year on the anniversary of the grant date for three years.

(8)   Calculated using closing HLF FMV price on December 31, 2025 of $12.89.

(9)   Subject to continued employment, these PSUs vest 100% on December 31, 2027; provided that the applicable performance criteria are met. The number of PSUs reflected assumes a target level of performance.

(10) Subject to continued employment, these PSUs vest 100% on December 31, 2026; provided that the applicable performance criteria are met. The number of PSUs reflected assumes a target level of performance.

2025 Option exercises and stock vested

The following table sets forth information with respect to Common Shares acquired upon the exercise of stock options/SARs and the vesting of stock awards of the NEOs during the fiscal year ended December 31, 2025.

NEO	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Stephan Gratziani	—	—	38,097	$269,670
Robert Levy			12,298	$92,604
John DeSimone	—	—	42,183	$261,670
Frank Lamberti	—	—	22,180	$172,428
Henry Wang	—	—	25,260	$189,273
Michael O. Johnson	—	—	495,662	$3,816,597

2025 Non-qualified deferred compensation table

The following table sets forth all non-qualified deferred compensation of the NEOs for the fiscal year ended December 31, 2025 pursuant to the Herbalife International of America, Inc. Senior Executive Deferred Compensation Plan, effective January 1, 1996, as amended and restated, or the Senior Executive Plan.

NEO	Executive contributions in last FY ($)(1)	Company contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distribution ($)	Aggregate balance at last FYE ($)
Stephan Gratziani	—	—	—	—	—
Robert Levy	150,462	9,622	113,833	—	3,986,932
John DeSimone	—	—	111,249	—	1,093,497(3)
Frank Lamberti	—	—	4,498	—	47,348
Henry Wang	—	—	—	—	—
Michael O. Johnson	—	—	—	—	—

(1)   Amounts reported as compensation in “Salary” in the “2025 Summary Compensation Table”.

(2)   Amounts reported as compensation in “All Other Compensation” in the “2025 Summary Compensation Table”. Each amount represents contributions earned in 2025 but credited to the NEO’s account in 2026 and thus not part of the “Aggregate balance at last FYE.”

(3)   Includes $468,092 for Mr. DeSimone for the reported years 2012 to 2022, which have been included in the Summary Compensation Table of the Company’s previously filed proxy statements.

Executive compensation	53

Non-qualified deferred compensation plans.    We maintain the Senior Executive Plan, which covers all eligible employees at the rank of Senior Vice President and higher.

The Senior Executive Plan is unfunded and benefits are paid from the Company’s general assets, except that the Company has contributed amounts to a “rabbi trust” which assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Senior Executive Plan allows eligible employees, who are selected by the administrative committee that manages and administers the plan, or the Deferred Compensation Committee, to elect annually to defer up to 75% of their annual base salary and up to 100% of their annual bonus for each calendar year, or the Annual Deferral Amount. We make matching contributions on behalf of each participant in the Senior Executive Plan, which matching contributions are 100% vested at all times.

Effective January 1, 2013, the matching contribution under the Senior Executive Plan was changed to 3.5% of a participant’s annual base salary in excess of the qualified plan annual compensation limit and the amount by which deferrals reduce 401(k) eligible pay below the IRS limit.

Each participant in the Senior Executive Plan may determine how his or her Annual Deferral Amount and matching contributions, if any, will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Senior Executive Plan, however, does not require us to actually acquire or hold any investment fund or other assets to fund the Senior Executive Plan. The entire interest of each participant in the Senior Executive Plan is always fully vested and non-forfeitable.

In connection with a participant’s election to defer an Annual Deferral Amount, the participant may also elect to receive a “Scheduled In-Service Withdrawal” equal to the Annual Deferral Amount and the matching contributions, if any, attributable thereto plus earnings, and shall be payable two or more years after the end of the plan year in which the Annual Deferral Amount is actually deferred. As of January 2004, the Senior Executive Plan was amended to allow for deferral of the short-term payout date if the deferral is made within the time period specified therein. Subject to the short-term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Senior Executive Plan prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment.

Potential payments upon termination or change in control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2025 based upon the closing price of a Common Share on the NYSE on December 31, 2025 of $12.89, given the NEOs’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the NEOs would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” in the “2025 Non-Qualified Deferred Compensation” table.

Severance Plan

On October 31, 2016, the Committee approved the Severance Plan. As of December 31, 2025, all of our NEOs were participants in the Severance Plan, except for Mr. Johnson, who is not eligible under the terms of his employment agreement. Other executive officers are eligible to participate in the Severance Plan, subject to designation by the Committee.

Under the Severance Plan, if an eligible NEO’s employment is terminated by Herbalife International of America, Inc. without “Cause” (as defined in the Severance Plan), other than due to death or disability, or if the NEO resigns for “Good Reason” (as defined in the Severance Plan), the NEOs (excluding the CEO) are entitled to a lump sum severance payment equal to 1.0x their annualized base salary. Such lump sum amount as of December 31, 2025 would be equal to $640,000 for Mr. Levy, $2,031 for Mr. DeSimone, $645,000 for Mr. Wang and $675,000 for Mr. Lamberti. Our CEO, Mr. Gratziani, is entitled to a lump sum severance payment equal to 2.0x annualized base salary, reduced to 1.5x after 5 years of participation in the Severance Plan. Such lump sum amount as of December 31, 2025 would be equal to $2,200,000 for Mr. Gratziani. Additionally, participants are entitled to a pro-rata annual cash bonus for the fiscal year in which the termination occurs, based on the actual performance of Herbalife International of America, Inc. and its Affiliates (as defined in the Severance Plan) over the entire year and the number of days worked by the NEO in that year. Payments under the Severance Plan are provided

54	Executive compensation

by Herbalife International of America, Inc. and are subject to execution of a general release in favor of the Company and additional requirements set forth in the Severance Plan.

Mr. Johnson’s and Mr. DeSimone’s Employment Agreements

See “Employment and severance agreements” above for a description of Mr. Johnson’s and Mr. DeSimone’s employment agreements and related severance arrangements.

Outstanding Equity Awards

Pursuant to each of the NEO’s RSU award agreements granted in 2023 and 2024, and each of the NEO’s PSU and SAR award agreements, as applicable, if an NEO’s employment is involuntarily terminated within 24 months following a Change in Control (as defined in the 2023 Plan and below), or if the acquiring entity does not assume or continue the award: (i) all unvested RSUs and SARs will vest immediately, and (ii) in the case of PSUs, the NEO is entitled to a payment based on performance through a date determined by the Committee prior to the Change in Control or, if performance cannot be determined, at target.

Under these award agreements, if an NEO’s employment terminates due to retirement (age 60 with at least five years of service and six months’ prior notice), death, or disability before a scheduled vesting date, the NEO remains eligible to vest in a prorated portion of the award on each remaining vesting date based on the number of full months worked between the grant date and termination relative to the full vesting period, subject to continued compliance with applicable restrictive covenants.

Definitions

A “Change in Control” for purposes of the summary of the 2023 Plan means the occurrence of any one of the following (i) an acquisition (other than directly from the Company after advance approval by a majority of the directors comprising the Board of Directors as of the effective date of the 2023 Plan, or the incumbent board) of Common Shares or other voting securities of the Company by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person in connection with a transaction described in clause (iii) of this definition, immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities; (ii) members of the incumbent board cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall, for purposes of the 2023 Plan, be considered as a member of the incumbent board; or (iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company).

For the purposes of the award agreements governing the NEOs’ SARs, RSUs and PSUs, a “Change in Control” has the same meaning as set forth in the paragraph immediately stated above.

For the purposes of the Severance Plan, the following terms have the following definitions:

• The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) failure to perform substantially all of his or her duties, (ii) commission of, or indictment for a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (iii) engagement in an act of fraud or of willful dishonesty towards the Company or any of its affiliates; (iv) willful misconduct or negligence resulting in a material economic harm to the Company or any of its affiliates; (v) violation of a federal or state securities law or regulation; (vi) dishonesty detrimental to the best interests of the Company or any of its affiliates; (vii) conduct involving any immoral acts which is reasonably likely to impair the reputation of the Company or any of its affiliates; (viii) willful disloyalty to the Company or any of its affiliates; (ix) violation, as determined by the Board

Executive compensation	55

based on opinion of its counsel, of any securities or employment laws or regulations; (x) use of a controlled substance without a prescription or the use of alcohol which impairs his or her ability to carry out his or her duties and responsibilities; or (xi) material violation of the Company’s policies and procedures or any breach of any agreement between the Company and him or her.

• The executive will be deemed to have a “Good Reason” to terminate his employment in the event of (i) a material reduction in the executive’s annual base salary unless such reduction is part of an across-the-board reduction in executive officer base salaries approved by the Company’s Chief Executive Officer; (ii) a material diminution in the executive’s authority, duties and responsibilities from those either previously in effect or, if applicable, as defined in an employment agreement between the executive and the Company (serving in a similar functional role (e.g., financial, legal) following a corporate transaction shall not in and of itself be deemed a material diminution); or (iii) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from the executive’s residence than it was before; provided, however, that Good Reason shall not exist unless the executive has given written notice to the Company within ninety (90) days of the initial existence of the Good Reason event or condition(s) giving specific details regarding the event or condition; and unless the Company has had at least thirty (30) days to cure such Good Reason event or condition after the delivery of such written notice and has failed to cure such event or condition within such thirty (30) day cure period.

56	Executive compensation

The table below sets forth the estimated value of the potential payments to each of our NEOs, assuming the executive’s employment had terminated on December 31, 2025 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

NEO	Termination without cause or with good reason not in connection with a change in control ($)	Termination without cause or with good reason in connection with a change in control ($)	Change in control (without termination)(1) ($)	Death or Disability ($)
Stephan Gratziani
Severance	2,200,000	2,200,000	—	—
Bonus(3)	1,411,650	1,411,650	—	1,411,650
Equity acceleration(4)	—	868,799	—	—
RCU acceleration	—	1,400,000	—	—
Life insurance	—	—	—	2,000,000
Robert Levy
Severance(2)	640,000	640,000	—	—
Bonus(3)	572,914	572,914	—	572,914
Equity acceleration(4)	—	197,114	—	—
RCU acceleration	—	288,356	—	—
Life insurance	—	—	—	832,000
John DeSimone
Severance(2)	2,031	2,031	—	—
Bonus(3)	—	—	—	—
Equity acceleration(4)	—	543,765	—	—
Life insurance	—	—	—	10,000
Frank Lamberti
Severance(2)	675,000	675,000	—	—
Bonus(3)	554,820	554,820	—	554,820
Equity acceleration(4)	—	408,600	—	—
RCU acceleration	—	425,000	—	—
Life insurance	—	—	—	1,350,000
Henry Wang
Severance(2)	645,000	645,000	—	—
Bonus(3)	565,020	565,020	—	565,020
Equity acceleration(4)	—	424,545	—	—
RCU acceleration	—	350,000	—	—
Life insurance	—	—	—	1,290,000
Michael O. Johnson
Severance(2)	—	—	—	—
Bonus(3)	1,371,756	1,371,756	—	1,371,756
Equity acceleration(4)	6,204,563	6,204,563	—	—
RCU acceleration	—	2,000,000	—	—
Life insurance	—	—	—	592,593

(1)   With respect to RSUs held by Messrs. Gratziani, Levy, DeSimone, Wang and Lamberti, the reported amounts assume the Committee exercised its discretion to accelerate the awards.

(2)   Based on base salary as of December 31, 2025. Mr. Johnson is not eligible to participate in the Severance Plan pursuant to his employment agreement.

(3)   Represents bonus amounts earned in 2025, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. Per the terms of the Severance Plan, as described in this section, upon a termination of his employment by the Company without Cause (other than due to death or disability) or by him/her for Good Reason, each of Messrs. Gratziani, Levy, DeSimone, Wang and Lamberti are entitled to a pro rata bonus for the year in which the termination occurs based on the Company’s actual results for the entire year. With respect to death or disability, the reported amount assumes the Committee exercised its discretion under the annual incentive plan to provide for payment of such incentive bonus award amount.

(4)   Amounts with respect to accelerated vesting of stock and cash awards were based on the closing price of a Common Share on the NYSE on December 31, 2025, of $12.89.

Executive compensation	57

Pay ratio disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer.

For purposes of determining the required ratio, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory medical, dental and vision benefits, group life insurance and employer contributions for disability insurance coverage and our employee assistance program, which are not required to be reported as compensation for our CEO in the 2025 Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2025 was $50,032.

For 2025, Stephan Gratziani, the Company’s Chief Executive Officer, had annualized total compensation of $7,578,503, which we estimate was approximately 151 times the annual total compensation of the Company’s median employee.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The reported pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. For these purposes, we identified the median compensated employee using base salary and bonus paid from October 1, 2024 through September 30, 2025, which we annualized for any employee who did not work for the entire year. We identified our employee population as of October 1, 2025 based on our Human Resources records.

58	Executive compensation

Pay v. Performance

As discussed under “Compensation Discussion and Analysis above”, the Committee has implemented an executive compensation program designed to link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives as well as to align executives’ pay with changes in the value of long-term stakeholder value. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding the compensation of our named executive officers and the Company’s performance.

									Value of Initial Fixed $100 Investment Based on:(5)
Year(1)	Summary Compensation Table Total for Agwunobi ($)(2)	Compensation Actually Paid to Agwunobi ($)(3)	Summary Compensation Table Total for Johnson ($)(2)	Compensation Actually Paid to Johnson ($)(3)	Summary Compensation Table Total for Gratziani ($)(2)	Compensation Actually Paid to Gratziani ($)(3)	Average Summary Compensation Table Total for Non-Ceo Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-Ceo Named Executive Officers ($)(4)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	Net Income ($, Mil)	Adjusted Ebitda
2025	N/A	N/A	8,662,643	14,038,978	7,384,841	13,146,420	1,711,942	4,848,432	26.83	71.5	228.30	634.90
2024	N/A	N/A	13,207,519	6,835,411	N/A	N/A	4,144,988	665,508	13.92	96.25	254.30	645.8
2023	N/A	N/A	1,276,565	1,651,460	N/A	N/A	2,182,473	2,481,687	31.76	92.50	142.20	600.9
2022	8,178,230	(4,173,536)	10,342,634	10,733,195	N/A	N/A	2,715,872	240,055	30.97	98.14	321.30	725.9
2021	6,996,699	3,673,448	N/A	N/A	N/A	N/A	2,322,262	1,294,288	85.18	108.40	447.20	902.5

(1)   The Principal Executive Officer and Non-CEO Named Executive Officers for the applicable years were as follows:

-     2025: Stephan Gratziani served as CEO starting May 1, 2025, and Mr. Johnson served as the CEO prior to such date. The Company’s other Named Executive Officers for 2025 were: John DeSimone, Henry Wang, Robert Levy and Frank Lamberti.

-     2024: Mr. Johnson served as the CEO for the entirety of 2024. The Company’s Non-PEO Named Executive Officers for 2024 were: John DeSimone, Alexander Amezquita, Stephan Gratziani, Henry Wang and Frank Lamberti.

-     2023: Mr. Johnson served as the CEO for the entirety of 2023. The Company’s Non-PEO Named Executive Officers for 2023 were: Alexander Amezquita, Henry Wang, Frank Lamberti and Ibelis Montesino.

-     2022: Mr. Johnson served as the CEO starting October 27, 2022, and Dr. John Agwunobi served as the CEO prior to such date. The Company’s Non-PEO Named Executive Officers for 2022 were: Alexander Amezquita, Mark Schissel, Henry Wang, Frank Lamberti, John DeSimone and Robert Levy.

-     2021: Dr. John Agwunobi served as the CEO for the entirety of 2021. The Company’s Non-PEO Named Executive Officers for 2021 were: John DeSimone, Alexander Amezquita, Alan Hoffman, Mark Schissel and David Pezzullo.

(2)    Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Johnson and Mr. Gratziani and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s Non-PEO Named Executive Officers.
Pay v. Performance	59

(3)    Amounts reported in this column represent the compensation actually paid to Mr. Johnson and Mr. Gratziani, based on respective total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:
	Johnson	Gratziani
	2025	2025
Summary Compensation Table — Total Compensation(a)	$8,662,643	$7,384,841
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	5,999,990	4,199,994
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	10,094,380	7,278,885
+ Change in Fair Value from Prior Year End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(d)	0	2,221,805
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	0	0
+ Change in Fair Value from Prior Year End to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	1,281,945	460,883
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	0	0
= Compensation Actually Paid	14,038,978	13,146,420

(a)       Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

(b)      Represents the aggregate grant date fair value of the option awards and stock awards granted to the applicable Named Executive Officer during the indicated fiscal year, computed in accordance with FASB ASC 718.

(c)       Represents the aggregate fair value as of the indicated fiscal year-end of the applicable Named Executive Officer’s outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)      Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the applicable Named Executive Officer as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)       Represents the aggregate fair value at vesting of the option awards and stock awards that were granted to the applicable Named Executive Officer and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)       Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the applicable Named Executive Officer that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)      Represents the aggregate fair value as of the last day of the prior fiscal year of the applicable Named Executive Officer’s option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
60	Pay v. Performance

(4)    Amounts reported in this column represent the compensation actually paid to the Company’s Non-PEO Named Executive Officers in the indicated fiscal year, based on the average total compensation for such Named Executive Officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:
Non-PEO Named Executive Officers Average(a)
2025
Summary Compensation Table — Total Compensation(b)	1,711,942
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	1,478,006
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	2,553,595
+ Change in Fair Value from Prior Year End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	1,740,752
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	0
+ Change in Fair Value from Prior Year End to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	320,149
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	0
= Compensation Actually Paid	4,848,432

(a)       Please see footnote 1 above for the Non-PEO Named Executive Officers included in the average for each indicated fiscal year.

(b)      Represents the average Total Compensation as reported in the Summary Compensation Table for the reported Non-PEO Named Executive Officers in the indicated fiscal year.

(c)       Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported Non-PEO Named Executive Officers during the indicated fiscal year, computed in accordance with FASB ASC 718.

(d)      Represents the average aggregate fair value as of the indicated fiscal year-end of the reported Non-PEO Named Executive Officers’ outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(e)       Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported Non-PEO Named Executive Officers as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(f)       Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported Non-PEO Named Executive Officers and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)      Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the reported Non-PEO Named Executive Officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(h)       Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported Non-PEO Named Executive Officers’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(5)    Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)    The TSR Peer Group consists of BellRing Brands, Inc., The Campbell’s Company, Church & Dwight Co., Inc., The Clorox Company, Conagra Brands, Inc., Coty Inc., Edgewell Personal Care Company, The Hain Celestial Group, Inc., International Flavors & Fragrances, Inc., The J.M. Smucker Company, Medifast, Inc., McCormick & Company, Incorporated, Nu Skin Enterprises, Inc., Post Holdings, Inc., Spectrum Brands Holdings, Inc., and TreeHouse Foods, Inc.

(7)   For 2025, as described in the Compensation Discussion and Analysis, the Committee determined that Adjusted EBITDA, as used under the Company’s 2025 annual incentive plan, continues to be viewed as a core driver of the Company’s performance and shareholder value creation and, accordingly, the Committee selected it as the Company-Selected Measure. Adjusted EBITDA is presented as adjusted for bonus purposes, as discussed in the Compensation Discussion and Analysis relating to our annual incentive plan performance.
Pay v. Performance	61

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our share performance and our varying levels of achievement against pre-established performance goals under our annual incentive plan and our PSUs, including our Adjusted EBITDA performance. As described under “Compensation Discussion and Analysis”, Mr. Johnson’s and Mr. Gratziani’s compensation was delivered largely in the form of equity awards granted in February 2025 with grant date values of $8,000,000 and $5,600,000, respectively, consisting of 50% PSUs, 25% SARs, and 25% RCUs, and given the increase in the Company’s share price at fiscal year-end, had a corresponding increase in year-end value.

The table below shows the relationship between compensation actually paid to Mr. Gratziani, Mr. Johnson and Dr. Agwunobi and the average of the compensation actually paid to our Non-PEO NEOs and our cumulative total shareholder return over the five fiscal years ending December 31, 2025:

Compensation Actually Paid vs Company TSR
Compensation Actually Paid ($000s)
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
TSR Return on Investment of $100
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
2021
2022
2023
2024
2025
Comp actually paid to Agwunobi
Comp actually paid to Johnson
Comp actually paid to Gratziani
Ave comp actually paid to other NEO
Company TSR

62	Pay v. Performance

The table below shows the relationship between our cumulative total shareholder return and that of our peer group, in each case over the five fiscal years ending December 31, 2025:

Company TSR vs Peer Group TSR
TSR Return on Investment of $100
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2021
2022
2023
2024
2025
Company TSR
Peer Group TSR

The table below shows the relationship between compensation actually paid to Mr. Gratziani, Dr. Agwunobi and Mr. Johnson and the average of the compensation actually paid to our Non-PEO NEOs and our Net Income and Adjusted EBITDA over the five fiscal years ending December 31, 2025:

Compensation Actually Paid vs Net Income and Adjusted EBITDA
Compensation Actually Paid ($000s)
Net Income and Adjusted EBITDA (in millions)
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
2021
2022
2023
2024
2025
Comp actually paid to Agwunobi
Comp actually paid to Johnson
Comp actually paid to Gratziani
Ave comp actually paid to other NEO
Net Income
Adjusted EBITDA

Pay v. Performance	63

The following is a list of financial performance and other measures, which in the Company’s assessment represent the most important financial and other performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2025, as further described under “Compensation Discussion and Analysis”:

•   Adjusted EBITDA (used in the Company’s 2025 Annual Incentive Plan and 2025-2027 PSU grants)

• Local Currency Net Sales (used in the Company’s 2025 Annual Incentive Plan and 2025-2027 PSU grants)
64	Pay v. Performance

Part 5	Security ownership of certain beneficial owners and management
Beneficial ownership

The following table sets forth the beneficial ownership of Common Shares as of March 9, 2026, the Record Date, except to the extent indicated otherwise in the footnotes, of (1) each director and director nominee, (2) each of the named executive officers, (3) all directors and executive officers as a group and (4) each person or entity known to the Company to beneficially own more than five percent (5%) of outstanding Common Shares. The Common Shares are the Company’s only class of voting securities that are issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to Common Shares. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law. Common Shares subject to stock options, warrants and other equity awards that are exercisable or have vested or will become exercisable or vest within 60 days of March 9, 2026 are considered outstanding and beneficially owned by the person holding the security for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. With respect to SARs, the number of equivalent Common Shares included in the table below for each person reflects the number of net Common Shares issuable upon exercise of all SARs held thereby that have vested or will vest within 60 days of March 9, 2026, assuming a Common Share fair market value of $16.70, the closing price of a Common Share on the NYSE on March 9, 2026.

Name of beneficial owner	Amount and nature of beneficial ownership	Percentage ownership(1)
Directors and Director Nominee
Richard H. Carmona(2)	71,766	*
Lynda Cloud(2)	38,857	*
Celine Del Genes(2)	55,818	*
Sophie L’Hélias(2)	66,803	*
Michael Levitt(2)	37,514	*
Rodica Macadrai(2)	55,562	*
Juan Miguel Mendoza(2)	170,000	*
Perkins Miller(3)	37,143	*
Don Mulligan(2)(4)	117,103	*
Maria Otero(2)	83,250	*
Des Walsh(5)	200,000	*
Named executive officers
Stephan Gratziani(6)	306,604	*
Robert Levy(7)	644,926	*
John DeSimone(8)	1,255,800	1.21%
Frank Lamberti(9)	260,466	*
Henry Wang(10)	245,585	*
Michael O. Johnson(11)	1,650,489	1.60%
All director nominees and executive officers as a group (17 persons)(12)	5,297,686	5.12%
Security ownership of certain beneficial owners and management	65

Name of beneficial owner	Amount and nature of beneficial ownership	Percentage ownership(1)
Greater than 5% beneficial owners
The Vanguard Group(13)	12,495,374	12.08%
Nantahala Capital Management, LLC(14)	8,681,857	8.40%
The Baupost Group, L.L.C.(15)	8,609,420	8.33%
Route One Investment Company, L.P.(16)	7,528,938	7.28%
BlackRock, Inc.(17)	7,401,578	7.16%
Renaissance Technologies LLC(18)	5,619,568	5.43%

*       Less than 1% security ownership by certain beneficial owners and management.

(1)    Applicable percentage is based upon 103,409,870 Common Shares issued and outstanding as of March 9, 2026.

(2)    Includes 21,857 RSUs exercisable within 60 days of March 9, 2026.

(3)    Includes 25,273 RSUs exercisable within 60 days of March 9, 2026.

(4)    Includes 60,000 Common Shares held in The Donal Mulligan Irrevocable Trust for the benefit of Mr. Mulligan’s wife and children. Mr. Mulligan’s spouse and her brother serve as co-trustees and have sole voting and dispositive power with respect to the shares held in the trust.

(5)    Includes 200,000 Common Shares held by The Desmond J. Walsh Living Trust, of which Mr. Walsh is the trustee and beneficiary, and over which Mr. Walsh has sole voting and dispositive power. All such shares are pledged as collateral to secure certain personal indebtedness. Mr. Walsh is a new director nominee.

(6)    Includes (i) 20,007 RSUs and (ii) 1,020,654 SARs which are equivalent to 229,521 Common Shares, exercisable within 60 days of March 9, 2026.

(7)    Includes (i) 9,637 RSUs, (ii) 256,672 SARs which are equivalent to 53,589 Common Shares, exercisable within 60 days of March 9, 2026, (iii) and 142,740 deferred RSUs.

(8)    Includes 2,755,089 SARs which are equivalent to 1,014,656 Common Shares, exercisable within 60 days of March 9, 2026.

(9)    Includes (i) 16,161 RSUs, (ii) 375,086 SARs which are equivalent to 88,237 Common Shares, exercisable within 60 days of March 9, 2026, and (iii) 21,086 deferred RSUs. Such amount also includes 134,982 shares held by The Francis G. Lamberti Living Trust, of which Mr. Lamberti is the trustee and beneficiary, and over which Mr. Lamberti has sole voting and dispositive power.

(10)  Includes 20,757 RSUs and 370,346 SARs which are equivalent to 105,382 Common Shares, exercisable within 60 days of March 9, 2026.

(11)  Includes 2,208,976 SARs which are equivalent to 835,763 Common Shares exercisable within 60 days of March 9, 2026.

(12)  Includes (i) 288,548 RSUs, (ii) 6,986,823 SARs which are equivalent to 2,327,148 Common Shares, exercisable within 60 days of March 9, 2026, and (iii) 163,826 deferred RSUs.

(13)   The information regarding the beneficial ownership of The Vanguard Group is based on the Schedule 13G/A filed with the SEC by The Vanguard Group on April 30, 2025. According to this Schedule 13G/A, The Vanguard Group has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 297,291 Common Shares, (iii) sole power to dispose of 12,100,889 Common Shares, and (iv) shared power to dispose of 394,485 Common Shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(14)  The information regarding the beneficial ownership of Nantahala Capital Management, LLC, is based on the Schedule 13G/A filed jointly with the SEC by Nantahala Capital Management, LLC Wilmot B. Harkey and Daniel Mack on February 13, 2026. According to this Schedule 13G/A, Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack each has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 8,681,857 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 8,681,857 Common Shares. The address for the reporting persons is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.

(15)  The information regarding the beneficial ownership of The Baupost Group, L.L.C. is based on the Schedule 13G/A filed jointly with the SEC by The Baupost Group, L.L.C., Baupost Group GP, L.L.C., and Seth A. Klarman on February 13, 2025. According to this Schedule 13G/A, the reporting persons each have (i) sole power to vote 0 Common Shares, (ii) shared power to vote 8,609,420 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 8,609,420 Common Shares. The address for the reporting persons is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(16)  The information regarding the beneficial ownership of Route One Investment Company, L.P. is based on the Schedule 13G/A filed jointly with the SEC by Route One Investment Company, L.P., ROIC, LLC, Route One Investment Company, LLC, Route One Offshore Master Fund, L.P., William F. Duhamel, Jr., and Jason E. Moment on October 6, 2025. According to this Schedule 13G/A, (a) Route One Investment Company, L.P. (together with the other reporting persons except Route One Offshore Master Fund, L.P.) has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 7,528,938 Common Shares, (iii) sole power to dispose of

66	Security ownership of certain beneficial owners and management

0 Common Shares, and (iv) shared power to dispose of 7,528,938 Common Shares, and (b) Route One Offshore Master Fund, L.P. has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 5,193,442 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 5,193,442 Common Shares. The address for the reporting persons other than Route One Offshore Master Fund, L.P. is One Letterman Drive, Building D, Suite DM 200, San Francisco, CA 94129 and the address for Route One Offshore Master Fund, L.P. is c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, P.O. Box 31106SMB, Grand Cayman, Cayman Islands.

(17)  The information regarding the beneficial ownership of BlackRock, Inc. is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 13, 2024. According to this Schedule 13G/A, BlackRock, Inc. has (i) sole power to vote 7,263,612 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 7,401,578 Common Shares, and (iv) shared power to dispose of 0 Common Shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(18)  The information regarding the beneficial ownership of Renaissance Technologies LLC is based on the Schedule 13G/A filed jointly with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 12, 2026. According to this Schedule 13G/A, the reporting persons each have (i) sole power to vote 5,619,568 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 5,619,568 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for the reporting persons is 800 Third Avenue, New York, New York 10022.

Security ownership of certain beneficial owners and management	67

Part 6	Certain relationships and related transactions

Pursuant to the Audit Committee charter, the Audit Committee is responsible for establishing and periodically reviewing policies and procedures for the review and approval of related party transactions (as defined in the SEC rules), and reviewing, approving and overseeing such related party transactions. The Company has a written Related Party Transaction Policy, which requires Audit Committee approval or ratification of transactions between the Company and any director, executive officer or holder of more than 5% of our voting securities and their affiliates (each, a related party) involving or expected to involve an amount of at least $120,000 in any fiscal year in which the related party has a material direct or indirect interest. Transactions, along with all relevant facts and circumstances, are to be submitted to the Audit Committee for consideration. In between regularly scheduled meetings, the chair of the Audit Committee, after consulting with the Company’s General Counsel, may approve or not approve the transaction (provided the chair has no interest in such transaction), after which, if approved, such transaction would be submitted to the Audit Committee at its next regularly scheduled meeting for ratification. The Related Party Transaction Policy also outlines certain transactions that are deemed to be pre-approved by the Audit Committee.

Ms. Macadrai’s, Mr. Mendoza’s and Mr. Mendoza’s family’s earnings as distributors of Herbalife products, and Mr. Gratziani’s earnings in consideration for suspending his distributorship operations, as summarized under the subsection “Other transactions,” fall within the category of transactions that are deemed to be pre-approved pursuant to the Related Party Transaction Policy.

Ongoing related party transactions

Indemnification of directors and officers

The Company is a Cayman Islands exempted company incorporated with limited liability. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his or her obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.

The Company has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Articles. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

In addition to the indemnification provisions set forth above, the Company maintains insurance policies covering our directors and officers with respect to certain liabilities, including those arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

68	Certain relationships and related transactions

Other transactions

The 2025 earnings of Ms. Macadrai and Mr. Mendoza, each a member of the Board, under the Company’s Marketing Plan resulting from their respective activities as Herbalife Members are discussed in the 2025 Director Compensation table. Additionally, the sister and brother-in-law of Mr. Mendoza, a director, earned approximately $1,263,466 in compensation in 2025 under Herbalife’s Marketing Plan resulting from their activities as Herbalife Members.

Mr. Gratziani, our Chief Executive Officer, was paid approximately $753,994 in 2025, in consideration for suspending his distributorship operations. Additional information regarding the terms of this arrangement was disclosed in the Director Compensation table included in the Proxy Statement for the 2024 Annual General Meeting of Shareholders.

The Company reimbursed Mr. Johnson in the amount of $475,457 in 2025 for chartered air transportation services provided by BLADE Urban Air Mobility, Inc. dba Blade, an aircraft management company at which Mr. Johnson’s son-in-law as of July 2025, serves as a senior executive and aircraft broker. The Audit Committee reviewed and approved this transaction in accordance with the Company’s related-party transaction policy.

Certain relationships and related transactions	69

Part 7	Additional information
“Householding” of proxy materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your Common Shares are held in a brokerage account or the Company if you hold Common Shares directly. You can notify the Company by sending a written request to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015, by email to corpsec@herbalife.com, or by calling (866) 866-4744. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Shareholder nominations

Your attention is drawn to Articles 77 to 80 of the Articles in relation to the requirements applicable to any shareholder who wishes to nominate a person for election as a director.

For such nomination to be properly brought before an annual general meeting by a shareholder, a shareholder notice addressed to the Corporate Secretary must have been delivered to or mailed and received at the registered office of the Company or such other address as the Corporate Secretary may designate not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the date of such meeting.

The notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed, and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the register of members, (ii) the class and number of Common Shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with these procedures. Nominations not meeting these requirements will be disregarded.

70	Additional information

In addition to satisfying the advanced notice requirements in the Articles, a shareholder who intends to solicit proxies in support of nominees submitted under these provisions of the Articles must provide proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act to our Corporate Secretary at the address noted above no later than the close of business on March 1, 2027.

Shareholder proposals for the 2027 annual general meeting

Pursuant to the Articles, for a shareholder to bring a matter before the 2027 annual general meeting, the business must be legally proper and written notice of the shareholder proposal must have been filed with the Corporate Secretary of the Company not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the meeting. For notice to be proper, it must set forth: (i) the name and address of the shareholder who intends to make the proposal as it appears in the Company’s records, (ii) the class and number of Common Shares of the Company that are owned by the shareholder submitting the proposal and (iii) a clear and concise statement of the proposal and the shareholder’s reasons for supporting it. If the Chair of the meeting determines that any such proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

Shareholders interested in submitting a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2027 annual general meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, notice of shareholder proposals must be received by the Company’s Corporate Secretary no later than November 17, 2026. Proposals should be sent to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015. Proposals not meeting the applicable requirements will be disregarded.

Codes of conduct and principles of corporate governance

Our Board of Directors has adopted a Code of Conduct applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Principles of Corporate Governance, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Conduct and Principles of Corporate Governance are available on our website at https://ir.herbalife.com/corporate-governance/governance-documents, or in print to any shareholder who requests it, as set forth under the subsection “Annual report, financial and additional information.”

Any amendment or waiver of a provision of the Company’s Code of Conduct requiring disclosure under applicable rules with respect to any of the Company’s executive officers or directors will be posted on the Company’s website within four business days of such amendment or waiver at www.herbalife.com.

Annual report, financial and additional information

The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 was filed with the SEC on February 18, 2026. A copy of the Company’s Annual Report on Form 10-K will be furnished to each shareholder of record on the Record Date who requests such materials as set forth below.

The Company’s filings with the SEC are all accessible on the Company’s website at https://ir.herbalife.com/financial-information/sec-filings. The Company will furnish without charge a copy of its SEC filings to any person requesting in writing and stating that he or she is a beneficial owner of Common Shares. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, and the other documents referenced herein as available to shareholders upon request, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations
Herbalife Ltd.
c/o Herbalife International of America, Inc.
800 W. Olympic Blvd.
Suite 406
Los Angeles, California 90015

Additional information	71

Other matters

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

HENRY C. WANG

Chief Legal Officer and Corporate Secretary

Dated: March 17, 2026

72	Additional information

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on April 29, 2026. Online Go to www.envisionreports.com/HLF or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HLF Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote A FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Richard H. Carmona 04 - Michael O. Johnson 07 - Perkins Miller 10 - Maria Otero For Against Abstain 02 - Lynda Cloud 05 - Michael J. Levitt 08 - Juan Miguel Mendoza 11 - Des Walsh 03 - Sophie L’Hélias 06 - Rodica Macadrai 09 - Don Mulligan 2. Approve, on an advisory basis, the compensation of the Company’s named executive officers 3. Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026 B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 0497TA

2026 Annual Meeting of Herbalife Shareholders The 2026 Annual Meeting of Herbalife Shareholders will be held on April 30, 2026, at 8:30 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015, and virtually at meetnow.global/MMVF2KX. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The material is available at: www.envisionreports.com/HLF Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HLF IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Herbalife Ltd. Notice of 2026 Annual General Meeting of Shareholders Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders — April 30, 2026 Michael O. Johnson and Henry C. Wang, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Herbalife Ltd. to be held on April 30, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote a vote FOR all nominees and FOR Proposals 2, and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Online Go to www.envisionreports.com/HLF or scan the QR code — login details are located in the shaded bar below. Herbalife Ltd. Meeting Notice 0497VA Important Notice Regarding the Availability of Proxy Materials for the Herbalife Ltd. Annual General Meeting of Shareholders to be Held on April 30, 2026. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual general meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Annual Report and 2026 Proxy Statement are available at: www.envisionreports.com/HLF Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/HLF. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. 2 N O T

Herbalife Ltd. Meeting Notice The 2026 Annual General Meeting of Shareholders of Herbalife Ltd. will be held on Wednesday, April 30, 2026 at 8:30 a.m. Pacific Daylight Time at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015, and virtually at meetnow.global/MMVF2KX. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR each nominee and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Richard H. Carmona 02 - Lynda Cloud 03 - Sophie L’Hélias 04 - Michael O. Johnson 05 - Michael J. Levitt 06 - Rodica Macadrai 07 - Perkins Miller 08 - Juan Miguel Mendoza 09 - Don Mulligan 10 - Maria Otero 11 - Des Walsh 2. Approve, on an advisory basis, the compensation of the Company’s named executive officers 3. Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026 PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/HLF. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Herbalife Ltd.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received on or before April 5, 2026.